UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT


                Filed pursuant to Section 12, 13 or 15(d) of
                   THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 1996
                                                   -----------------
                    SHELTER COMPONENTS CORPORATION
                    ------------------------------
          (Exact name of registrant as specified in its charter)


Indiana                         1-9844                    22-2825183
-------                         ------                    ----------
(State or Other           (Commission File Number)      (IRS Employer
Jurisdiction of                                      Identification No.)
Incorporation)

2831 Dexter Drive, P.O. Box 4026, Elkhart, Indiana             46514
--------------------------------------------------             ------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:    (219) 262-1514
                                                       --------------

                               Not Applicable
                               --------------
        (Former Name or Former Address, if changed since Last Report.)



                          Page 1 of 54 Pages

                     Index Exhibit Appears on Page 12

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to the terms of an Asset Purchase Agreement (the "Purchase Agreement") dated as of December 31, 1996 by and among Shelter Components Corporation ("Registrant"), Danube Carpet Mills, Inc. ("Danube"), Dixie Yarns, Inc. ("Dixie") and Carriage Industries, Inc. ("Carriage"), a wholly-owned subsidiary of Dixie, the Registrant sold the operations and certain assets and transferred certain liabilities of Danube, its wholly owned carpet manufacturing subsidiary, to Carriage effective December 31, 1996.

The selling price, subject to certain adjustments, was approximately $25 million, consisting of $18.2 million in cash, $4.4 million in accounts receivable retained by the Registrant, and $2.4 million deferred for certain real estate not yet conveyed to Carriage.

The Registrant had not yet reached a decision on the reinvestment of the net proceeds from the sale as of the date of this filing.

In addition, the Registrant agreed not to compete with Carriage for a period of five (5) years in the carpet and yarn business and for a period of two (2) years in the vinyl flooring business.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such agreement, which has been filed as Exhibit 2.1 to this Form 8-K.

On January 2, 1997, the Registrant issued a Press Release relating to the foregoing, a copy of which is attached hereto as Exhibit
99.1 and incorporated herein by reference.

ITEM 5. OTHER EVENTS.

On January 9, 1997, the Registrant announced that G. Ray Stults has been named President of the Registrant, in addition to his duties as Chief Operating Officer. Larry D. Renbarger, the former President will retain the title and responsibilities of Chief Executive Officer of the Registrant. The Registrant issued a Press Release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(b) PRO FORMA FINANCIAL INFORMATION

SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The pro forma adjustments made in the preparation of the Pro Forma Consolidated Balance Sheet assume that the sale of the operations and certain assets and transfer of certain liabilities of Danube occurred on September 30, 1996. The pro forma adjustments made in the preparation of the Pro Forma Consolidated Statements of Income give effect to the transaction as though it occurred on January 1, 1995 for the year ended December 31, 1995 and on January 1, 1996 for the nine months ended September 30, 1996.

The Registrant retained trade receivables of $5.1 million that are expected to be fully collectible and liabilities of $.9 million which will be paid by the Registrant. In addition, the Registrant retained certain real estate, with a net book value of $1.6 million, which is expected to be purchased by Carriage for $2.4 million during 1997. The real estate sale is expected to result in a pre-tax gain to the Registrant of $.8 million ($.5 million after-tax).

As of the date of this filing, management had not reached a decision on the reinvestment of the net proceeds of the sale. The proceeds are reflected in cash and cash equivalents. No income associated with the use of the proceeds has been reflected in the pro forma statements.

The pro forma financial statements are required by the rules of the Securities and Exchange Commission and are provided for comparative purposes only. The pro forma adjustments are based upon allocations, assumptions and approximations and, therefore, do not necessarily reflect in precise numerical terms the impact of the transaction on the historical financial statements. In addition, such pro forma statements should not be used as a basis for forecasting the future operations of the Registrant.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES
(in thousands)                   -----------As of September 30,1996----------
                                            (a)
                                    As         Sale of      Other
                                  Reported      Danube  Adjustments  Proforma
                                 ---------     --------  ----------  --------
ASSETS
CURRENT ASSETS
    Cash and cash equivalents     $     25     $18,154    $  ---    $ 18,179
    Trade receivables-net           36,701         ---       ---      36,701
    Due from Carriage                  ---         ---     1,362(b)    1,362
    Inventories                     53,446     (14,042)      ---      39,404
    Deferred income taxes            1,412         ---      (126)(f)   1,286
    Prepaid expenses and other       1,070         ---       (13)(c)   1,057
    Real estate held for sale          ---         ---     1,643 (d)   1,643
                                  --------     -------    ------    --------
       Total current assets         92,654       4,112     2,866      99,632

PROPERTY, PLANT AND EQUIPMENT,      21,942     (1,614)    (1,643)(d)  18,685
NET COST IN EXCESS OF NET ASSETS
ACQUIRED,
   net of accumulated amortization  11,132        ---       (800)(c)  10,332
OTHER ASSETS                           593        ---        (29)(c)     564
                                  --------    -------     ------    --------
      Total assets                $126,321    $ 2,498     $  394    $129,213
                                  ========    =======     ======    ========
LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES
    Short-term borrowings        $    ---    $   ---      $  ---    $    ---
    Current maturities of
        long-term debt              1,957        ---         ---       1,957
    Accounts payable trade         36,663     (6,080)        ---      30,583
    Accrued expenses and income
        taxes payable               8,413        ---       2,700(e)   14,072
                                                           2,959(f)
                                 --------    -------      ------    --------
       Total current liabilities   47,033     (6,080)      5,659      46,612
                                 --------    -------      ------    --------

LONG-TERM DEBT                     18,694        ---         ---      18,694
DEFERRED INCOME TAXES                 888        ---        (205)(f)     683
OTHER DEFERRED LIABILITIES            108        ---         ---         108

STOCKHOLDERS' EQUITY
    Preferred stock, $.01 par value   ---        ---         ---         ---
    Common stock, $.01 par value       77        ---         ---          77
    Additional paid-in capital     11,806        ---         ---      11,806
    Retained earnings              47,752      8,578       1,362 (b)  51,270
                                                            (842)(c)
                                                          (2,700)(e)
                                                          (2,880)(f)
                                 --------    -------     -------    --------
                                   59,635      8,578      (5,060)     63,153
        Less, Treasury stock           37        ---         ---          37
                                 --------    -------     -------    --------
        Total stockholders' equity 59,598      8,578      (5,060)     63,116
        Total liabilities and    --------    -------     -------    --------
          stockholders' equity   $126,321    $ 2,498      $  394    $129,213
                                 ========    =======     =======    ========
See accompanying notes to Pro forma Consolidated Balance Sheet.

NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

For purposes of this pro forma consolidated balance sheet, it is assumed that the sale of Danube to Carriage occurred on September
30, 1996.

The following is a brief description of the pro forma adjustments:

(a) To record cash received, assets sold and liabilities transferred in the sale of Danube.

(b) To record additional sales proceeds due from Carriage based on actual inventory and accounts payable levels.

(c) To write-off goodwill and other intangible assets related to Danube.

(d) To reclassify certain real estate held for sale to Carriage.

(e) To record adjustments and accruals for costs associated with the sale of certain assets and closure of the Danube operations.

(f) To record $2.9 million income taxes due and payable associated with the $6.4 million pre-tax gain on the sale of Danube.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

The following unaudited pro forma consolidated statement of income for the nine months ended September 30, 1996 has been prepared to reflect the sale of Danube as if the transaction was completed on January 1, 1996. The Danube results have been adjusted to eliminate all intercompany transactions with the Registrant. These pro forma adjustments are based on assumptions and estimates made for the purpose of preparing this pro forma consolidated statement of income. In the opinion of the Registrant's management, the assumptions and estimates used in the preparation of this pro forma consolidated statement of income are reasonable.

As of the date of this filing, management had not reached a decision on the reinvestment of the net proceeds of the sale. The proceeds are reflected in cash and cash equivalents. No income associated with the use of the proceeds has been reflected in the pro forma statements.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES
(in thousands, except per share data)
                               For The Nine Months Ended September 30, 1996
                               --------------------------------------------
                                                     (a)
                                        As         Sale of
                                      Reported      Danube     Proforma
                                      --------     --------    --------
Net sales                             $397,065     $(58,015)   $339,050
Cost of sales                          339,549      (47,381)    292,168
                                      --------     --------    --------
     Gross profit                       57,516      (10,634)     46,882

Other income-commissions                 1,827          ---       1,827
                                      --------     --------    --------
                                        59,343      (10,634)     48,709

Selling, general and administrative
   expenses                             44,291       (7,232)     37,059
                                      --------     --------    --------
     Operating income                   15,052       (3,402)     11,650

Interest income                            102          ---         102
Interest expense                        (1,398)         ---      (1,398)
                                      --------     --------    --------
     Income before income taxes         13,756       (3,402)     10,354

Income taxes                             5,365       (1,326)      4,039
                                      --------     --------    --------
     Net income                       $  8,391     $ (2,076)   $  6,315
                                      ========     ========    ========
Weighted average common and
    common equivalent shares
     outstanding                         7,749                    7,749
                                      ========                 ========
Earnings per common and common
   equivalent share                   $   1.08                    $ .81
                                      ========                 ========

See accompanying notes to Pro forma Consolidated Statements ofIncome

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

The following unaudited pro forma consolidated statement of income for the year ended December 31, 1995 has been prepared to reflect the sale of Danube as if the transaction was completed on January 1, 1995. The Danube results have been adjusted to eliminate all intercompany transactions with the Registrant. These pro forma adjustments are based on the assumptions and estimates made for the purpose of preparing this pro forma consolidated statement of income. In the opinion of the Registrant's management, the assumptions and estimates used in the preparation of this pro forma consolidated statement of income are reasonable.

As of the date of this filing, management had not reached a decision on the reinvestment of the net proceeds of the sale. The proceeds are reflected in cash and cash equivalents. No income associated with the use of the proceeds has been reflected in the pro forma statements.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES
(in thousands, except per share data)
                                    For The Year Ended December 31, 1995
                                    ------------------------------------
                                                       (a)
                                         As            Sale
                                      Reported      of Danube    Proforma
                                      --------      ---------    --------
Net sales                             $462,323      $(68,210)    $394,113
Cost of sales                          393,775       (55,385)     338,390
                                      --------      --------     --------
     Gross profit                       68,548       (12,825)      55,723

Other income-commissions                 3,005           ---        3,005
                                      --------      --------     --------
                                        71,553       (12,825)      58,728

Selling, general and administrative
   expenses                             52,709        (8,709)      44,000
                                      --------      --------     --------
     Operating income                   18,844        (4,116)      14,728


Interest income                            142           ---          142
Interest expense                        (2,472)            3       (2,469)
                                      --------      --------     --------
     Income before income taxes         16,514        (4,113)      12,401

Income taxes                             6,476        (1,604)       4,872
                                       -------      --------     --------
     Net income                        $10,038      $ (2,509)       7,529
                                       =======      ========     ========
Weighted average common and
   common equivalent shares
   outstanding (b)                       7,680                      7,680
                                       =======                  =========
Earnings per common and common
   equivalent share (b)                $  1.31                  $     .98
                                       =======                  =========
See accompanying notes to Pro forma Consolidated Statements ofIncome

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

For purposes of these pro forma consolidated statements of income, it is assumed that the sale of Danube occurred on January 1 of the respective periods.

The following is a brief description of the pro forma adjustments:

(a) To eliminate the results of Danube operations and all intercompany transactions.

(b) The 1995 figures have been adjusted to reflect a 1996 5-for-4 stock split affected in July 1996.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS

              2.1 Asset Purchase Agreement dated December 31, 1996 by
                    and among Shelter Components Corporation,
                    Danube Carpet Mills, Inc., Carriage Industries, Inc., and Dixie Yarns, Inc.*

             99.1 Press Release issued by Shelter Components
                    Corporation dated January 2, 1997.

             99.2 Press Release issued by Shelter Components
                    Corporation dated January 9, 1997.
_______________________________________________________________________

* Pursuant to Item 2 of Rule 601 under Regulation S-K, certain exhibits and schedules have been omitted from this Agreement. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Shelter Components Corporation
                                       (Registrant)

Date:  January 15, 1997                s/  Mark C. Neilson
       ----------------                --------------------------
                                       Mark C. Neilson
                                       Secretary-Treasurer,
                                       Principal Financial & Accounting
                                       Officer, and Director
                           PAGE 11

                            EXHIBIT INDEX

Exhibit No.         Description                                Page
----------          -----------                               -----

2.1                 Asset Purchase Agreement dated            13-52
                    December 31, 1996 by and among Shelter
                    Components Corporation, Danube
                    Carpet Mills, Inc., Carriage Industries,
                    Inc., and Dixie Yarns, Inc.*


99.1               Press Release issued by Shelter              53
                   Components Corporation dated
                   January 2, 1997.

99.2               Press Release issued by Shelter Components   54
                   Corporation dated January 9, 1997.
________________________________________________________________________

* Pursuant to Item 2 of Rule 601 under Regulation S-K, certain exhibits and schedules have been omitted from this Agreement. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

                                                       Exhibit 2.1

                            ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of December 31, 1996 is made by and among SHELTER COMPONENTS CORPORATION, an Indiana corporation ("Shelter"), DANUBE CARPET MILLS, INC., a Tennessee corporation and wholly owned subsidiary of Shelter ("Danube") (Shelter and Danube are sometimes collectively referred to herein as "Sellers"), CARRIAGE INDUSTRIES, INC., a Georgia corporation, ("Buyer") and DIXIE YARNS, INC., a Tennessee corporation ("Dixie").


                             W I T N E S S E T H:

      WHEREAS, Danube is principally engaged in the business of manufacturing, distributing and selling carpet for the manufactured housing, modular housing, recreational vehicle and van conversion industries, twisting and heat setting of yarn for the carpet industry and for use by textile mills for the manufacture of related products and the retail distribution of carpet (the "Business"); and

     WHEREAS, Shelter is joining in the execution of this Agreement as a result of its ownership of certain assets used in the Business and as guarantor of Danube's obligations hereunder, and Dixie is joining in the execution of this Agreement as guarantor of Buyer's obligations; and

     WHEREAS, Sellers desire to sell, assign, transfer, convey and deliver to Buyer and Buyer desires to purchase all of Sellers' right, title and interest in and to certain assets related to the Business to the extent and pursuant to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS


    1.1 Definitions. The following capitalized terms used herein and in
the   agreements  and  other  documents  collateral  hereto   which
incorporate the terms set forth below by reference shall have the meanings set forth opposite such term below:

     "Accounts Payable" shall mean Danube's accounts payable to non-related third parties.

     "Adjacent Property" shall mean the approximately 12.29 acres of unimproved real property adjacent to the Yarntex Facility as more particularly shown in the Owners Boundary Survey made by Hopkins Surveying Group, Inc., revised December 16, 1996 and described in Exhibit A hereto.

     "Adjusted Working Capital" shall mean Inventory minus Accounts Payable as deemed final pursuant to Article IV hereof.

     "Adjustment Calculation" shall have the meaning set  forth  in
Section 4.3.

     "Assets" shall have the meaning set forth in Section 2.1.

     "Assignment and Assumption Agreement" shall have the meaning set forth in Section 2.1(l).

    "Assumed  Liabilities"  shall have the  meaning  set  forth  in
Section 6.1(a) hereof.

     "Astro"   shall  mean  Astro  Yarn  Mills,  Inc.,  a   Georgia
corporation.

     "Audit  Notice"  shall have the meaning set forth  in  Section
4.5.

     "Benefit Plans" shall mean any employee benefit plans within the meaning of Section 3(3) of ERISA or any other employee arrangements and benefits of any type maintained, established or contributed to by Sellers for the benefit of Danube employees.

     "Business" shall have the meaning set forth in the prefatory language hereinabove.

     "Business Day" shall mean any day other than (1) a Saturday or Sunday or (2) a day on which the Federal Reserve Bank of Atlanta is not open.

     "Buyer's Third Party Claims" shall have the meaning set forth in Section 13.7.

      "Closing" shall mean the delivery of the Purchase Price pursuant to Section 3.2 hereof, the sale, transfer, assignment and delivery of the Purchased Assets pursuant to Section 2.1 hereof and the delivery of the other instruments, certificates and legal opinions required hereunder.

      "Closing Date" shall mean 9:00 a.m. Eastern Time on December 31, 1996 or on such other date as the parties hereto shall agree in writing.

     "Confidential Information" shall have the meaning set forth in
Section 14.8.

      "Contracts"  shall  have the meaning  set  forth  in  Section
2.1(l).

      "Controlled Group" shall have the meaning set forth in Section8.21(a).

      "Customers"  shall  have the meaning  set  forth  in  Section
2.1(h).

      "Danube Financial Statements" shall mean (i) the financial information of Danube (including projections) included in the Information Package and (ii) the monthly unaudited interim financial packages for the months ended August 31, 1996, September 30, 1996, October 31, 1996 and November 30, 1996, attached hereto as Exhibit B.

      "Distribution Facility" shall mean the facility located the finished goods warehouse located at 3114 Freeman Avenue, Chattanooga, TN as more particularly shown in the Owners Boundary Survey made by Hopkins Surveying Group, Inc., revised December 16, 1996.

     "E'Con" shall mean E'Con Mills, Inc., a Tennessee corporation.

      "Employee Benefit Plans" shall have the meaning set forth  in
Section 8.21(d).

     "Employees" shall have the meaning set forth in Section 14.1.

      "Environmental Audits" shall have the meaning  set  forth  in
Section 10.6.

       "Environmental Laws" means and includes all applicable federal, state and local statutes, regulations, ordinances, rules, and orders which pertain to (i) the protection of the environment;
(ii) the release, threatened release, spill, leak, discharge or emission of any Hazardous Material to the air, surface water, groundwater or soil; (iii) the storage, treatment, disposal or handling of any Hazardous Materials or (iv) the construction, operation, maintenance, repair or closing of aboveground or underground storage tanks or impoundments containing or which previously contained Hazardous Materials.

      "Environmental List" shall mean a list of all Environmental Matters, a copy of which is attached as Exhibit C, disclosed by the Environmental Audits which will be remediated pursuant to the Plan of Remediation.

     "Environmental Matters" shall mean the agreed upon matters set forth in the Environmental List.

      "Excluded Assets" shall have the meaning set forth in Section
2.2.

      "Facilities" shall mean the Ft. Oglethorpe Facility, the Finishing Facility, the Distribution Facility and the Yarntex Facility, collectively.

     "Finishing Facility" shall mean the finishing facility located at 3115 Freeman Avenue, Chattanooga. TN as more particularly shown in the Owners Boundary Survey made by Hopkins Surveying Group, Inc., revised December 16, 1996.

      "Fixed  Assets" shall have the meaning set forth  in  Section
2.1(g).

     "Ft. Oglethorpe Facility" shall mean the tufting and corporate office facility located at 212-215 First Street (a.k.a. Third Street), Fort Oglethorpe, GA as more particularly shown in the Owners Boundary Survey made by Hopkins Surveying Group, Inc., revised December 16, 1996.

      "GAAP" shall mean generally accepted accounting principles, consistently applied.

      "Hazardous Materials" means and includes any hazardous or toxic substance or waste or any contaminant or pollutant identified by any Environmental Laws, including, but not limited to, "hazardous substances" as defined by the Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), a "hazardous waste" as defined by the Resource Conservation and Recovery Act ("RCRA"), as amended, PCBs, petroleum products, solvents, waste oil, grease, lead based paint, asbestos or any other material which is known to cause injury to the health of humans.

     "Health and Safety Laws" means and includes all applicable federal, state and local statutes, regulations, ordinances, rules and orders which pertain to the protection of human health or safety, including but not limited to, the Occupational Health and Safety Act, as amended ("OSHA"), its implementing regulations, and any similar state laws and regulations.

      "Improvements"  shall have the meaning set forth  in  Section
2.1(a).

      "Information Package" shall mean that certain package of information provided by Seller to Buyer and attached hereto as Exhibit D.

      "Initial  Title Search" shall have the meaning set  forth  in
Section 10.2.

      "Inventory" shall mean product inventory of Danube, wherever located, comprised of (a) all first quality raw materials, in process and finished inventories ("First Inventory") and (b) off quality raw materials, in process and finished inventories categorized and valued as set forth in Schedule 1.1 ("Other Inventory") wherever located. First Inventory excludes creel lots of yarn which cannot be beamed, yarn lots for cut pile products of less than 1000 lbs., yarn intended for "cut and loop" products in less than 3,000lb lots, yarn which cannot be manufactured into first quality carpet and other yarn which is intended as sales yarn but which cannot be sold at a regular mark-up.

     "Land" shall have the meaning set forth in Section 2.1(a).

      "Leased Property" shall mean the parcels of land and all improvements, fixtures and attachments thereon under tenancy as set forth in the Leases.

     "Leases" shall have the meaning set forth in Section 2.1(b).

     "Losses" shall have the meaning set forth in Section 13.2.

     "Material Adverse Change" shall mean a material adverse change to Danube's financial condition, results of operations or Business taken as a whole.

      "Material Adverse Effect" shall have the meaning set forth in
Section 8.15.

      "Motor  Vehicles" shall have the meaning set forth in Section
2.1(f).

     "Other Materials" means asbestos-containing materials and lead-based paint or any other material which is known to cause injury to the health of humans.

      "Permits" shall mean permits, licenses, certificates and approvals required by the Environmental laws and Health and Safety Laws for the operation of the Business.

      "Permitted  Exceptions" shall have the meaning set  forth  in
Section 10.2.

      "Permitted Liens" shall have the meaning set forth in Section
2.4.

      "Plan of Remediation" shall mean the measures necessary to remediate the Environmental Matters to the extent necessary to bring the affected Real Property or Adjacent Property, as applicable, into minimum compliance with Environmental Laws, as mutually agreed upon by the parties.

      "Purchase Price" shall have the meaning set forth in  Section
3.1.

     "Purchased Assets" shall have the meaning set forth in Section
2.1.

      "Real Estate Instruments" shall have the meaning set forth in
Section 10.3.

      "Real  Property" shall have the meaning set forth in  Section
2.1(a).

      "Recommended  Action" shall have the  meaning  set  forth  in
Section 10.6.

      "Related  Documents"  shall have the  meaning  set  forth  in
Section 8.1.

      "Retained  Employee"  shall have the  meaning  set  forth  in
Section 14.2

      "Reviewing Firm" shall have the meaning set forth in  Section
4.5.

      "Sales  Analyses" shall have the meaning set forth in Section
8.7.

     "Sellers' Third Party Claims" shall have the meaning set forth in Section 13.8.

      "Shelter Assets" shall have the meaning set forth in  Section
2.1(q).

      "Short  Form  Option"  shall have the meaning  set  forth  in
Section 2.1(r).

      "Tax" or "Taxes" shall mean all income, gross receipt, gains, sales, use, payroll, employment, franchise, license, school, profits, property, ad valorem, excise or other taxes, estimated taxes, import duties, fees, stamp, taxes and assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any additional charges, interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto, or any charges, interest or penalties imposed by any taxing authority as the result of the failure to file any return.

      "Tax  Reserves" shall have the meaning set forth  in  Section
2.1(m).

      "Working Capital Adjustment" shall mean the working capital adjustment to the Purchase Price described in Section 4.1 as deemed final pursuant to Section 4.5.

     "Yarntex Facility" shall mean the yarn processing facility including all Land and Improvements (but not the Fixed Assets) located at Shattuck Industrial Blvd., Lafayette, GA, excluding the Adjacent Property all as more particularly shown in the Owners Boundary Survey made by Hopkins Surveying Group, Inc., revised December 16, 1996.

     1.2 Plurals, Etc. As used herein or in any document which incorporates the terms hereof:

          (a)the plural form of the noun shall include the singular and the singular shall include the plural, unless the context requires otherwise;

          (b)each of the masculine, neuter and feminine forms of any pronoun shall include all forms unless the context otherwise requires; and

          (c)words of inclusion shall not be construed as terms of limitation, so that references to included matters shall be regarded as non-exclusive, non-characterizing illustrations.

     1.3 Headings.The table of contents and article and section headings contained herein and in any document which incorporates the terms hereof are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement or such document.

                                  ARTICLE II

                         PURCHASE AND SALE OF ASSETS


     2.1 Purchase of Assets. At the Closing and upon the terms and conditions contained herein, Sellers shall bargain, sell, assign, convey and transfer to Buyer, and Buyer shall purchase and acquire from Sellers, all of Sellers' right, title and interest in and to all of the assets of Sellers on the Closing Date that are located at the Facilities or used in the Business, whether tangible, intan gible, real, personal, mixed, booked or unbooked, other than the Excluded Assets (hereinafter collectively referred to as the "Purchased Assets"). Buyer shall lease the Yarntex Facility the Ft. Oglethorpe Facility and the Finishing Facility unless purchased by Buyer as described hereinafter in Section 2.3 (the Purchased Assets, and the Yarntex Facility, the Ft. Oglethorpe Facility and the Finishing Facility are sometimes herein collectively referred to as the "Assets") . The Assets include, without limitation, all of Sellers' right, title and interest in the following property used in the Business:

          (a) all of Sellers' right, title and interest in the parcels of land described in Schedule 2.1(a) (including land lying in the bed or right of way of any street, road, avenue or railroad right of way opened, closed or proposed, public or private, in front of or adjoining the land; any strips or gores in front of or adjacent to the land; any waterways, courses, streams or ditches in front of or adjoining the land; and any reversionary rights which Sellers may have in any easement or license granted with respect to the foregoing) (the "Land"), together with all of Sellers' right, title and interest in (i) improvements, fixtures, equipment (including without limitation all plumbing, electrical, heating and air conditioning systems) and each and every type of other physical improvement located at, on, under or affixed to the Land to the full extent such items constitute, or are or may be construed as, realty or fixtures under the laws of the jurisdiction in which the land is located (the "Improvements"); (ii) all oil, gas, water, and mineral rights;
     (iii) all easements, rights of way and any and all other rights appurtenant thereto; (iv) all transferable licenses, permits, appurtenances, drawings, plans, specifications, development rights, certificates of occupancy, records and all other items used in the ownership and/or operation of the Real Property (as hereinafter defined). The Land and Improvements, and such other rights, easements, rights of way and other items as described above are hereinafter collectively referred to as the "Real Property";

            (b)all of Sellers' rights, title and interest in and to the real property leases which Buyer has agreed to accept, which leases are set forth in Schedule 2.1(b) (the "Leases");

          (c)all prepaid expenses and miscellaneous investments (including capital stock of others);

          (d)Inventory;

          (e) all supplies, repair parts and miscellaneous items used or usable in connection with the Facilities, including but not limited to all repair, instruction, safety and maintenance manuals which are necessary or convenient to the operation and utilization of the Purchased Assets;

          (f) all  of  Sellers'  owned motor vehicles  and  trailers
     listed   on  Schedule  2.1(f)  attached  hereto  (the   "Motor
     Vehicles");

          (g) all of (i) Shelter's tangible assets located on the Real Property or the Leased Property and (ii) all of Danube's other tangible assets (excluding as to both clause (i) and
     clause   (ii)  tangible  assets  that  are  Excluded  Assets),
     including but not limited to all assets located on the Real Property or the Leased Property including all machinery and equipment, furniture and furnishings and other assets set forth in the list attached hereto as Schedule 2.1(g) (all such assets are hereinafter collectively referred to as the "Fixed Assets");

            (h) all of Danube's customer lists, as set forth on the reports listed on Schedule 2.1(h) (the "Customers") attached hereto (which reports contain aggregate sales, pricing and rebate information with respect to each Customer for the periods indicated), and all records relating thereto (including, without limitation, credit files);

          (i) all of Danube's owned or licensed intangible assets, including but not limited to (i) the rights under computer software license agreements permitted to be assigned (with or without consent) under the terms of such agreements, (ii) all agreements not to compete with Danube which are transferable (with or without consent) by the terms thereof, (iii) all nondisclosure agreements with Danube which are transferable (with or without consent) by the terms thereof, (iv) to the extent transferable (with or without consent), all product warranties that relate to the Purchased Assets and (v) any and all claims or causes of action Danube has or may have relating to the Purchased Assets against any party including, but not limited to, claims or causes of action arising out of or resulting from the release, threatened release, discharge, disposal, spill, leak or emission of any Hazardous Materials or Other Materials; excluding, however, any and all of Danube's employment agreements and agreements pertaining to Sellers' employee welfare benefit plans, stock option plans or bonus plans or any other similar employee benefit, bonus or compensation plans or similar items;

          (j) whether or not reflected on Danube's books and records
     (i) all of Danube's rights in the name Danube Carpet Mills, Inc. and all variations thereof which Danube will cease using as of the Closing; all of Danube's rights in the name Yarntex; and all of Danube's rights in any corporate names, trademarks,
     tradenames,   copyrights,  or  service  marks   currently   or
     historically used in connection with the Business, of which the current items are listed on Schedule 2.1(j)(i) attached hereto, and the goodwill of the Business in connection therewith, (ii) the going concern value of the Business and
     (iii) all of the Danube's rights in the patents, patent registrations and applications, inventions, trade secrets, secret processes, formulae, know-how and other proprietary data and information, intellectual property and licenses thereof relating solely to the Business, of which the material items are listed on Schedule 2.1(j)(iii) attached hereto;

          (k) all of Danube's financial, business and other records relating solely to the Business or the Purchased Assets that Buyer considers useful (or copies of those portions of other records containing useful information), including, but not limited to, all customer records, personnel files and records
     with   respect  to  the  Employees  (as  hereinafter  defined)
     employed by Buyer, supplier lists and files, sales listings, advertising and promotional materials, files and records,
     inventory   records  and  reports  to  any   governmental   or
     regulatory agency; provided, however, that Danube may retain a copy (or, if required by law, may retain the original and provide a copy to Buyer) of such documents as needed for legal or business purposes;

          (l) all of Danube's rights under all material contracts, personal property leases, licenses and other agreements (as listed on Schedule 2.1(l)) pertaining to the Business (each of which is to be assumed by Buyer pursuant to Section 6.1 hereof unless excluded pursuant to Section 2.2 hereof), which are set forth in and expressly assumed pursuant to the terms of that certain Assignment and Assumption Agreement, which agreement shall be in substantially the form attached hereto as Exhibit
     E    (the   "Assignment   and  Assumption   Agreement")   (the
     "Contracts"), to the extent such Contracts are assignable by the terms thereof or consent to assignment is obtained prior to the Closing;

          (m) all of Danube's unemployment tax reserves held by any applicable state and ratings relating to the Business to the extent assignment thereof to Buyer is permitted by applicable law and Buyer requests that they be assigned (the "Tax Reserves");

          (n) all of Danube's federal, state and local licenses required for the conduct of the Business (including, but not limited to, environmental discharge permits) to the extent assignment thereof to Buyer is permitted by applicable law;

          (o) all of the Danube's rights to all of Yarntex Facility telephone numbers and facsimile numbers, and to the post office boxes set forth on Schedule 2.1(o) attached hereto;

          (p) all other assets of Danube other than the Excluded Assets, used or useful in the Business and whether or not reflected on Sellers' books and records;

          (q) all   other  assets  of  Shelter  used  primarily   in
     connection  with  the  Business, (collectively,  the  "Shelter
     Assets"); and

         (r) the Short Form Option dated January 1, 1993 between Astro and Yarntex relating to the Adjacent Property (the "Short Form Option").

     2.2 Excluded Assets. Notwithstanding anything contained herein to the contrary, the parties acknowledge and agree that the Purchased Assets expressly exclude the following collectively (the "Excluded Assets"):

          (a)cash and cash equivalents;

          (b)accounts receivable;

          (c)finished goods held in Eight (8) trailers to fill open orders representing approximately 80,000 sq. yds. and sales revenues not exceeding $350,000 to be delivered to Customers on or prior to January 3, 1997;

          (d)Fee title to Yarntex Facility;

          (e)Fee title to Finishing Facility;

          (f)Fee title to the Ft. Oglethorpe Facility;

          (g)Employee Benefit Plans, including any accounts, trusts or other assets held in connection therewith by Sellers; and

          (h)those certain assets listed on Schedule 2.2 hereto.

     All Excluded Assets (other than the Yarntex Facility, the Ft. Oglethorpe Facility and Finishing Facility) shall be removed from the Real Property as soon as practicable following the Closing Date.

     2.3 Lease/Purchase of the Yarntex, Ft. Oglethorpe and Finishing
Facilities.Buyer  shall  lease  the  Yarntex  Facility,   the   Ft.
Oglethorpe Facility and the Finishing Facility from Shelter  and/or
Danube   pursuant to the terms of  lease agreements  in  the  forms attached hereto as Exhibit F (the "Yarntex Lease"), Exhibit G (the "Ft. Oglethorpe Lease") and Exhibit H (the "Finishing Lease"), respectively, in each instance from the Closing Date until (i) all Environmental Matters in respect of such Facility (and, in the case of the Yarntex Facility, the Adjacent Property), if any, have been fully remediated pursuant to the Plan of Remediation, (ii) a warranty deed has been delivered to Buyer which conveys to Buyer such Facility free and clear of all liens, encumbrances, security interests, charges and liabilities except those listed in Section
2.4  hereof  and any created by Buyer and  (iii)   with respect  to
the Yarntex Facility, Danube has assigned to Buyer and Astro has consented to such assignment of an option to purchase the Adjacent Property pursuant to the Assignment of Option attached hereto as
Exhibit I (the "Assignment of Option"), by which Buyer will  assume
Danube's rights and obligations under the Short Form Option.   With
respect to the Adjacent Property, Buyer shall be entitled, pursuant to the terms of the Assignment of Option, to Danube's rights and obligations under that certain Third Addendum to Asset Purchase Agreement dated as of January 1, 1993 by and among E'Con, Astro, Danube and Yarntex, in which the Adjacent Property is referred to as the "Remediation Property" and the Yarntex Facility is referred to as the "Mill Property". Upon the completion of all of items (i) through (iii) in respect of the Yarntex Facility, Buyer shall purchase the Yarntex Facility and Buyer will pay to Danube the sum of $1,200,000, in immediately available funds pursuant to the wire transfer instructions then given from Danube to Buyer. Upon the completion of all of items (i) and (ii) in respect of the Finishing Facility, Buyer shall purchase the Finishing Facility and Buyer will pay to Danube the sum of $600,000, in immediately available funds pursuant to the wire transfer instructions then given from Danube to Buyer. Upon the completion of all of item (ii) in respect of the Ft. Oglethorpe Facility, Buyer shall purchase the Ft. Oglethorpe Facility and Buyer will pay to Sellers the sum of $625,000, in immediately available funds pursuant to the wire
transfer   instructions   then  given   from   Danube   to   Buyer.
Notwithstanding anything contained herein to the contrary, in the event that such events have not occurred by the second anniversary of the Closing Date with respect to any such Facility, then the lease applicable thereto shall terminate and Buyer shall remove itself and its assets from, and have no further obligation to purchase, such Facility.

     2.4 Absence of Liens; Instruments of Conveyance and Transfer. All of the Purchased Assets will be conveyed to Buyer free and clear of all liens, encumbrances, security interests, charges and liabilities except (i) for liens of taxes and assessments not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings; (ii) for unfiled materialmen's, mechanics and similar liens incurred in connection with the ordinary course of operating, repairing and maintaining the Purchased Assets, which do not exceed $5,000 with respect to the Real Property or the Fixed Assets and the Vehicles; (iii) for such state of facts that are shown by the current surveys of the Real Property; (iv) for other defects and encumbrances, which do not materially affect the fair market value of the Real Property including those listed as exceptions in the title insurance policy obtained by Buyer with respect to the Real Property and which are in all respects reasonably acceptable to Buyer ("Permitted Liens");
(v) Permitted Exceptions (defined hereinafter) and (vi) Assumed Liabilities (defined hereinafter). On the Closing Date, Sellers shall deliver to Buyer such certificates, bills of sale, documents of title and other instruments of conveyance and transfer, in a form reasonably satisfactory to Buyer, as shall be reasonably necessary and effective to vest in Buyer good and marketable title in and to any property sold, transferred, conveyed or delivered under this Agreement subject to the foregoing exceptions.


                            ARTICLE III

                      PURCHASE PRICE OF ASSETS


     3.1 Purchase Price.The purchase price for the Assets, shall be Twenty Million Eight Hundred Thousand Dollars ($20,800,000) as adjusted in accordance with Article IV hereinafter (the "Purchase Price") and shall be payable in the manner set forth in Schedule 3.1.


     3.2 Allocation of Purchase Price. An allocation of the Purchase Price shall be proposed by Buyer and shall be delivered to Shelter within six months following the Closing Date. Sellers and Buyer agree that the Purchase Price shall be allocated among the Assets as agreed upon between Shelter and Buyer within 30 days following delivery by Buyer. Sellers and Buyer agree to use such allocation for all federal income tax purposes, including without limitation on Internal Revenue Service Form 8954 (Asset Acquisition Statement under Internal Revenue Code Section 1060) which form each of Shelter and Buyer is required to file in connection with the transactions contemplated hereby and which form each of Sellers and Buyer hereby covenant and agree to timely and properly file with its federal income tax return.

                             ARTICLE IV

                    PURCHASE PRICE ADJUSTMENTS


     4.1  Working  Capital  Adjustment.  If  the  Adjusted  Working
Capital is less than Six Million Six Hundred Thousand Dollars ($6,600,000), then the Purchase Price shall be reduced by such deficiency. Similarly, if the Adjusted Working Capital is greater than Six Million Six Hundred Thousand Dollars ($6,600,000), then the Purchase Price shall be increased by such excess.
For purposes of this Agreement, Inventory shall be valued in accordance with the pricing schedule set forth on Schedule 1.1 or as otherwise provided in Section 4.3. The determination as to whether products subject to orders taken prior to Closing and delivered subsequent to Closing (other than products described in Section 2.2(c) hereof) shall be classified as either Inventory or sold goods in accordance with GAAP.

     4.2 Payment of Working Capital Adjustment. If, upon determination of the Adjusted Working Capital, the Working Capital Adjustment requires a reduction in the Purchase Price, then Sellers shall pay any such amount owing by wire transfer of immediately available funds (pursuant to wire transfer instructions to be provided by Buyer) no later than five (5) Business Days following final determination thereof pursuant to Section 4.5. In the event that the Working Capital Adjustment requires an increase in the Purchase Price, then Buyer shall pay Danube any such amount owing by wire transfer of immediately available funds (pursuant to wire transfer instructions to be provided by Danube) no later than five
(5) Business Days following such determination.

     4.3 Adjustment Calculation. As promptly as practicable after the Closing Date, Shelter shall, as of the close of business on the Closing Date, determine the Accounts Payable and Inventory and prepare its calculation of the Working Capital Adjustment ("Adjustment Calculation"). First Inventory will be valued using the cost (first in-first out) method (with "cost" for in process being determined on the basis set forth in Schedule 4.3) on an item by item basis, consistent with the standard costing method used in the preparation of the August 31, 1996 balance sheet information set forth in the Projected Balance Sheet Model included in the Information Package. Other Inventory shall be valued in accordance with Schedule 1.1. A joint physical inventory of the Inventories shall be conducted by the parties as soon as practicable after Closing at times to be agreed to by the parties. The actual joint physical inventory, including any adjustments for changes in on hand items, quantities, roll length and width, shall be used to determine the amount of inventory on hand. Items found during the inventory but not listed on computer records shall be subject to the review noted in Schedule 1.1.

     4.4 Review by Buyer. During the preparation of the Adjustment Calculation, Buyer shall be permitted to review the details of the Accounts Payable and Inventory determination and the Adjustment Calculation. Pursuant to such review, Buyer shall be entitled from time to time to examine the working papers of Shelter prepared in connection therewith and the books and records of Danube, and discuss with Shelter the Adjustment Calculation. Such discussions shall be held by telephone or at places mutually agreeable to Shelter and Buyer.

     4.5  Final  Determination.  After receipt  of  the  Adjustment
Calculation, Buyer shall have a reasonable period not to exceed fifteen (15) Business Days in which to review the basis of and working papers relating to the Adjustment Calculation. The determination of the Adjusted Working Capital as set forth in the Adjustment Calculation shall be deemed final and be binding on
Buyer  and  Sellers, and the Purchase Price shall  be  adjusted  in accordance  therewith  unless  Buyer  delivers  written  notice  of objection to Shelter, in whole or in part, to the Adjustment Calculation ("Audit Notice") within fifteen (15) Business Days following receipt of the Adjustment Calculation. The Audit Notice shall set forth in detail the items and calculations objected to and the factual and technical bases for each such objection, and Buyer and Shelter will seek in good faith, for a period of ten (10) Business Days following receipt of the Audit Notice to resolve the matters set forth therein. In the event such differences are not resolved during such ten-day period, Buyer and Shelter shall promptly deliver the matters in dispute concerning the Adjustment Calculation to a nationally recognized independent accounting firm mutually selected by Buyer and Shelter (the "Reviewing Firm") which firm shall be engaged for the purposes of conducting a review of the matter or matters in dispute regarding the Adjustment Calculation and then only in regard to the application of the appropriate accounting methods and practices necessary to resolve those matters in dispute (the fees and expenses of the Reviewing Firm to be shared equally between Buyer and Sellers). The Reviewing Firm shall issue a report as promptly as possible, setting forth in reasonable detail its determination regarding the disputed items. The determination of the Reviewing Firm as to the disputed matters concerning the Adjustment Calculation and the Adjusted Working Capital shall be deemed final and binding on the parties on the date said written report is delivered to Buyer and Shelter.


                             ARTICLE V

                              CLOSING


The Closing shall take place at the offices of Witt, Gaither & Whitaker, P.C., 1100 SunTrust Bank Building, Chattanooga, Tennessee at 9:00 A.M. Eastern Time on December 31, 1996 or on such other date or at such other time or place as the parties hereto shall agree in writing (the date and time of the Closing being referred to herein as the "Closing Date"). At the Closing, (a) Sellers shall convey the Purchased Assets to Buyer by delivery of warranty deeds, bills of sale and instruments of transfer and assignment reasonably satisfactory to Buyer and its counsel, and shall deliver all certificates, opinions of counsel and other instruments and documents contemplated hereby all in form and substance reasonably satisfactory to Buyer's counsel, and (b) Buyer shall deliver to Danube the Purchase Price, the instruments of assumption pertaining to Danube liabilities and obligations to be assumed hereunder and all certificates, opinions of counsel and other instruments and documents contemplated hereby, all in form and substance reasonably satisfactory to Danube and Danube's counsel.

                            ARTICLE VI

                      LIABILITIES NOT ASSUMED


     6.1 Liabilities Not Assumed.

          (a)Buyer expressly assumes no liabilities or obligations of Sellers whatsoever, whether known or unknown, contingent or otherwise except for:

               (i) Accounts Payable accounted for in the Working Capital Adjustment and all obligations of Danube under those certain vehicle leases, equipment leases, and Contracts as set forth on Schedule 6.1(a) attached hereto;

               (ii) as otherwise provided in this Agreement or the Assignment and Assumption Agreement; and

               (iii) third party open sales and supply orders of Danube set forth on Schedule 6.1(a) ((i) (ii) and (iii) are herein collectively referred to as the "Assumed Liabilities").

     Without limiting the foregoing, and except as otherwise provided in Article XIII, Buyer specifically does not assume any liability of Sellers (except for the Assumed Liabilities) with respect to (i) obligations for any Taxes (ii) obligations for pension, profit-sharing or other employee benefit programs or termination or unemployment benefits, whether funded or unfunded, (iii) liability relating to any Environmental Matters or arising under or pursuant to any Environmental Laws or Health and Safety Laws, or (iv) other liability which may hereinafter be asserted as the result of acts or omissions on the part of Sellers (or either of them) prior to the Closing Date, including but not limited to any liability arising from (but only to the extent caused by Danube in respect of) any products manufactured, finished, processed or sold by Danube prior to the Closing Date.

          (b) Sellers shall indemnify and hold Buyer harmless with respect to any liabilities not assumed by Buyer hereunder subject to the provisions of Article XIII hereof. Buyer and Dixie shall defend indemnify and hold Sellers harmless with respect to, and Buyer and Dixie agree that they will fully pay, perform, observe the terms, satisfy, and/or discharge, each, every, and all Assumed Liabilities.

          (c)Danube and Buyer will pay their own expenses, including legal and accounting expenses in connection herewith; provided however that the fees and expenses of the Collier, Shannon, Rill & Scott law firm related to regulatory filings and approvals required in connection with the transaction contemplated herein and the filing fees associated therewith shall be shared equally by Buyer and Sellers.

          (d)With respect to goods shipped by Danube prior to the Closing Date, Buyer shall not assume liability for any rebates or other such discounts or incentives earned by Customers on such goods shipped prior to the Closing Date.

     6.2 Waiver of Bulk Sales Compliance. In consideration of the indemnification provided in Article XIII, Buyer waives compliance with the Bulk Sales Act of the States of Georgia and Tennessee and any other state, if and to the extent such acts are applicable. Nothing contained in this Section, however, shall be construed to be a determination by any of the parties hereto that any of such acts are applicable to the transactions contemplated by this Agreement.


                            ARTICLE VII

             SALES AND TRANSFER TAXES, PROPERTY TAXES,
               RECORDING FEES, AND PROFESSIONAL FEES


     7.1 Sales and Transfer Taxes.Danube shall be responsible for payment to the appropriate state or local governmental authorities of all transfer taxes, whether for personal property or real property, with respect to the sale contemplated herein. Buyer shall be responsible for all sales taxes with respect to the sale contemplated herein.

     7.2 Recording or Filing Fees.The party receiving a conveyance by deed, lease, assignment or otherwise shall pay any applicable recording or filing fees thereon.


                          ARTICLE VIII

           REPRESENTATIONS AND WARRANTIES OF SELLERS


As a material inducement to Buyer entering into this Agreement and consummating the transactions contemplated hereby, Sellers hereby make the following representations and warranties to Buyer, each of which shall be continuing, shall be true at the date of execution hereof and on the Closing Date, and shall survive the Closing and the sale of the Purchased Assets and other transactions contemplated hereby:

     8.1 Corporate Existence and Authority. Each of Shelter and Danube is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and is in good standing as a foreign corporation in each jurisdiction in which such qualification or authorization is necessary for the conduct of the business in which each such Seller is now engaged and in which the failure to qualify would have a material adverse effect on the operations and financial condition of such Seller. Danube has full power and authority to own its properties and conduct the Business as now being conducted. Danube and Shelter each has full corporate power and authority to execute this Agreement and consummate the transactions contemplated hereby, and Shelter's and Danube's Boards of Directors have properly approved the transactions contemplated by this Agreement. True and correct copies of the resolutions by the Directors of Shelter and Danube and by Shelter as sole shareholder of Danube authorizing Shelter and Danube, as applicable, to enter into this transaction, properly certified by the President or Vice President and Secretary or Assistant Secretary of each of Shelter and Danube, are attached hereto as Exhibit J. Upon execution and delivery, this Agreement, and  the  Assignment and Assumption Agreement,  the  Real  Property
Instruments (as
hereinafter defined), the Noncompetition Agreement (as hereinafter defined) and all other instruments or documents delivered in
connection  herewith  or  therewith  (collectively,  the   "Related
Documents")   shall   be  valid  and  legally  binding   documents,
enforceable  in accordance with their terms, except that  (i)  such
enforcement    may   be   subject   to   bankruptcy,    insolvency,
reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought forth.

     8.2 Capitalization. All issued and outstanding shares of the authorized capital stock of Danube are owned by Shelter. There are no other classes of Danube stock or rights convertible into equity. There are no outstanding subscriptions, options, rights, warrants, or other agreements or commitments obligating Danube to issue or to transfer from treasury any additional shares of its capital stock.

    8.3 Financial Statements. Prior to the date hereof, Danube has delivered to Buyer the Danube Financial Statements, all of which (except for projections included therein) have been prepared in accordance with GAAP consistently applied in each of the periods indicated and, to Sellers' best knowledge, respectively present fairly the financial position of Danube as of the respective dates and the results of operations for the respective periods of the statements.

      8.4 Liens and Good Title. Danube or Shelter owns, of record, all legal title and beneficial and equitable interest in and to all of the Assets. Sellers have, and on the Closing Date will have, good and marketable title to all of the Assets, free and clear of any and all mortgages, deeds of trust, liens, security interests, pledges, encumbrances, easements, leases, agreements, covenants, charges, restrictions, options, joint ownership or adverse claims or rights whatsoever except for Permitted Liens and Exceptions.

     8.5 Authority. Except as otherwise set forth in Schedule 8.5, neither the execution and delivery of this Agreement and the Related Documents, nor the consummation by Sellers of the transactions contemplated hereby and thereby and the fulfillment and compliance with the terms and provisions hereof and thereof by Sellers, will violate, conflict with or constitute a breach of or default under any of the terms, conditions or provisions of or require any consent pursuant to any law or regulation (other than the expiration of the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended) presently applicable to Sellers, their respective articles of incorporation or bylaws, or any order of any court, regulatory body or tribunal or any loan, note, bond, mortgage, lease, indenture, license, agreement, or other instrument or obligation to which either Seller is a party or by which any of Sellers' respective properties or assets are bound.

     8.6 Inventory.The finished First Inventory is in good and merchantable condition, currently salable to Danube's manufactured housing and recreational vehicle customers or to former customers of Danube currently being serviced by Buyer, and in a condition such that it could be sold in the ordinary course of business under current customer programs at a regular markup for the purposes for which such Inventory is intended and is at customary and reasonable levels.

  The in process First Inventory has been properly processed in the ordinary course of Business. All raw material, in process and greige inventory identified as First Inventory, either purchased as a part of this Agreement or consigned to Buyer or its affiliate prior to Closing, is free from defects and in a condition that it can be processed in the ordinary course of business into finished First Inventory at a normal cost and sold at a regular mark-up under current customer programs. The Other Inventory will be properly classified within the categories set forth in Schedule
1.1. There is no pending governmental investigation affecting the Inventory. Schedule 8.6 contains a list of all consigned stock locations at which consigned inventory of Sellers is located as of the Closing Date.

     8.7 Sales Analyses. Included in Schedule 8.7 are copies of sales analyses for the periods indicated therein prepared in the ordinary and usual course of business (the "Sales Analyses"). The Sales Analyses fairly reflect the sales of the Business for the periods then ended and contain the approximate total sales volume of each product sold to each Customer by Sellers during such period.

     8.8 Compliance with Laws. Except as otherwise provided in Sections 8.12, 8.17 and 8.26, neither Sellers nor the Business is in violation of any applicable federal, state or local law, statute, ordinance, order, rule or regulation which would have a Material Adverse Effect on the ownership of the Assets or the operation or conduct of the Business.

     8.9 No Consents. All consents necessary to consummate the transactions contemplated herein shall be obtained prior to or at the Closing and, except as set forth on Schedule 8.9, no consent or approval of, or declaration, filing or registration with, any non-governmental third party or any governmental authority is required to be obtained by Sellers (i) in connection with the execution of this Agreement, (ii) for the consummation of the transactions contemplated hereby or (iii) for the operation of the Business.

     8.10 Condition and Use of the Assets. All of the tangible Purchased Assets are generally in good repair (subject to normal wear and tear) and have been maintained in accordance with normal industry practice. The use of the Purchased Assets conforms in all material respects to all applicable building, zoning, platting, subdivision, land use and fire and other laws, ordinances, rules or regulations, and no notice of any violation with respect thereto has been received by Sellers. Along with certain of the Excluded Assets, leased tractors and trailers whose leases are not being assumed by Buyer and the Adjacent Property, the Purchased Assets are all of the assets reasonably necessary to operate the Business as it has been conducted by Danube prior to the Closing Date.

     8.11  Absence  of Change.  Except as otherwise  set  forth  on
Schedule 8.11, from September 1, 1996 and through the Closing Date and except as otherwise requested by Buyer or Dixie:

          (a) Danube has operated the Business diligently and only in the usual, ordinary and customary manner as a going business consistent with past practices.

          (b) The Inventory of the Business shall have been main tained at ordinary, normal and customary levels, and no extra ordinary purchases or sales shall have occurred.

          (c) There shall have been no Material Adverse Change in the Business or the Assets or the intended use thereof. For purposes of this Agreement, a "Material Adverse Change" shall mean a material adverse change (other than one resulting from seasonal fluctuations) to Danube's financial condition, results of operations or Business, taken as a whole.

          (d) Sellers shall not have sold, contracted to sell, con veyed, transferred, assigned, distributed or otherwise disposed of any of the Assets, or any rights thereto, except in the ordinary course of business.

          (e) Sellers shall not have mortgaged, pledged, or granted any security interests in, and has not encumbered or otherwise caused a lien to be placed against any of the Assets.

          (f) Neither Danube nor the Business shall have incurred any loss, damage, liability or destruction of property which would or might have a Material Adverse Effect on Buyer's intended use of the Assets or operation of the Business.

          (g)Danube shall not have granted a general wage increase or, except in accordance with its normal historical practice, an increase in any salary, bonus, fringe benefits, incentive or other compensation payable, or to become payable, to any employee or agent of the Business, nor made any commitment to adopt any bonus incentive compensation, deferred compensation, profit sharing, pension, or other employee benefit plan.

          (h)Danube shall not have made any material changes in its general pricing, credit or rebate policies.

     8.12 Licenses and Permits. To Sellers' knowledge, Danube and the Business possess all approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits from all governmental and non-governmental agencies and authorities which are required to permit and material to the operation of the Business as presently conducted.

     8.13 Suppliers and Customers. Schedule 8.13 sets forth a list of each supplier of goods to Danube to whom Danube paid in the aggregate $10,000 or more during the most recent completed fiscal year, together with the amount paid during such period and a list of each customer of Danube to whom Danube sold more than $10,000 of products during the most recent completed fiscal year together with the amount of product sold during such period. Danube is not in default of the terms of any contract for the delivery of any merchandise. A summary of Danube's compilation of customer claims, allowances and returns listed according to type of claim made by Customers since January 1, 1995 is set forth on Schedule 8.13. Set forth on Schedule 8.13 is a complete list of all blanket and future purchase orders from Customers effective as of December 31, 1996. Except as set forth on Schedule 8.13, Danube has no contract with any customer or supplier (except for purchase orders received or issued in the ordinary course of business) and is not subject to any license or franchise agreement with any customer or supplier which, in either case, is not terminable without penalty on thirty
(30) days' prior written notice to the other party or which exceeds $25,000. Except as set forth on Schedule 8.13 hereto, Danube has no volume incentive programs, rebate programs or consignment or special return arrangements with any Customer.

Except as set forth on Schedule 8.13, no Danube executive officer was informed during the time period between October 2, 1996 and October 25, 1996 that any customer intended to significantly reduce its purchases from Danube for 1997 and/or any ensuing years. Danube has been informed by Cavco and Clayton that each intended to increase its orders in 1997 with Danube in an aggregate amount that will fully offset the aggregate reduction in purchases (and margins incidental to such purchases) described on Schedule 8.13.

     8.14  Contracts  and Commitments.  Schedule  8.14  contains  a complete and accurate list of all contracts, agreements, commitments or understandings, whether oral or written, to which the Business or the Assets are subject and which are not terminable without penalty on thirty (30) days' prior written notice to the other party or which exceeds $25,000, including but not limited to any:

          (a)agreement guaranteeing, indemnifying, or otherwise causing the Assets to be subject to or liable for the obligations or liabilities of another;

          (b)partnership or joint venture agreement;

          (c)license or royalty agreement;

          (d)indenture, mortgage, note or credit agreement or other contract or obligation pertaining to the borrowing of money by Danube which relates to the Business;

          (e)leases of property, personal or real, whether as Lessor or Lessee; and

          (f)agreement to purchase goods or services from any supplier in any quantity or through any specified period of time which could impose a liability on Buyer.

Each of the Contracts is valid, in full force and effect, and enforceable in accordance with its terms, except to the extent that the same may be limited by laws concerning insolvency, bankruptcy, or similar laws or equitable principles affecting the enforcement of creditors' rights generally. Danube is not in default nor has Danube received any notice of default under any of the Contracts. Except as noted on Schedule 8.14 , all Contracts which are to be assumed by Buyer are assignable to Buyer without the consent of the third party.

     8.15 Change in Business. For purposes of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on Danube's financial condition, results of operations or Business taken as a whole. Except as otherwise set forth on Schedule 8.15 and as otherwise requested by Buyer or Dixie, Danube is aware of no significant changes in the Business since October 25, 1996, including but not limited to, changes with respect to its products, Customers, employees, equipment needs or suppliers, to which either Danube or the Business are subject, which would or might have a Material Adverse Effect upon Danube, the Business or the Assets.

     8.16 Business Records. All of the Danube's business records have been maintained in accordance with good and sound accounting and business practices in the ordinary and normal course of business.

     8.17 Real Property.

          (a)  General.  Except for the Real Property, the Adjacent
     Property and the warehouses of Shelter, there is no real property owned or continuously occupied by Sellers and used in or connected with the Business.

          (b) Codes, Ordinances, Use and Notice of Condemnation. There are no existing, pending, or proposed material violations of any fire or health codes, building ordinances, zoning ordinances or rules of the Board of Fire Underwriters (or organization exercising functions similar thereto), with respect to the Real Property, nor, except for the
     Environmental Matters, is there any defect in the Real Property or Adjacent Property which would render all or any part thereof unsuitable for the purposes for which it is presently used, and no material alteration, repair, improvement or other work has been performed in respect of the Improvements within the last 120 days other than work on the Yarntex Facility roof. Sellers have received no notice of any condemnation proceeding in process or proposed that would affect the Real Property. Danube shall advise Buyer forthwith of any notice concerning violations, condemnation proceeding, and tax or utility rate increases that may affect the Real Property.

          (c) Licenses and Permits. Danube holds all material licenses, certificates, permits, franchises and rights from all appropriate federal, state, local and other public authorities necessary for the conduct of its current operations at the Yarntex Facility, which licenses, certificates, permits, franchises and rights are specified on
     Schedule 8.17 (c).

          (d) No Notice of Violations. Danube's Business is in compliance with all applicable material laws, rules and regulations. Except as otherwise set forth in Schedule 8.17(d), since 1985, Danube has not received any notice of violations of any federal, state or local laws, ordinances, rules, regulations or orders relating to the Business or the Purchased Assets.

          (e) Utility Connections. All public utility connections located on the Real Property have been completed, installed, activated, paid for and are in operational condition and, to Danube's knowledge, are in compliance with all appropriate codes, rules and regulations except for the wiring of the coater at the Finishing Facility. Danube or Shelter, as applicable, has available to it on the Real Property sufficient power, fuel oil, natural gas, and water supplies and adequate sewage and waste disposal systems for the operation of the Business as presently conducted and to Sellers' knowledge all such supplies and systems will be available to Buyer after Closing.

          (f) Taxes and Utilities. Sellers are not aware of, nor has Danube or Shelter received, any notice or information of any condition which would result in an increase in the assessments covering the Real Property or utility rates affecting the Real Property or the Business.

          (g) Access. As shown on the survey and to the best knowledge of Sellers, Danube or Shelter, as applicable, presently has the unencumbered right to use (and, to Sellers' knowledge, to transfer to Buyer) all accesses from the Real Property to and from public thoroughfares, as such accesses are presently configured and utilized.

     8.18 Litigation. Except as set forth on Schedule 8.18, there is no governmental or private litigation, investigation, proceeding, claim, suit or audit of any kind whatsoever pending or, to the knowledge of Danube, threatened against Danube, the Business, or any of the Assets. Except as set forth on Schedule 8.18, to Danube's knowledge, there is no private person or govern mental agency who has any basis for any cause of action which would cause the Business or Buyer, as a transferee, to suffer any loss or liability not disclosed herein.

     8.19 Labor Relations. With respect to the Yarntex Facility, neither Danube nor the Business is, or has been since January 1, 1991, involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of its employees, nor does Danube have any notice or knowledge that any such unit or group has announced an intention to commence any organizational activities among the employees of the Business. Since January 1, 1991, Danube has, to Sellers' knowledge, not been accused, notified or made aware of any unfair labor or employment practice, discriminatory acts or omissions relating to a group of employees, nor is there any pending or threatened strike, work stoppage, or other labor dispute affecting Danube or the Business.

    8.20  Employee  Contracts, Union Agreements and Benefit  Plans.
Schedule 8.20 sets forth a complete and accurate list and descrip tion of all current employment, consulting or collective bargaining Contracts, deferred compensation, profit-sharing, bonus, option, share purchase or other benefit or compensation commitments, Benefit Plans, arrangements or plans, including all welfare plans of or pertaining to the present employees of Danube. Except as set forth on Schedule 8.20, Danube has complied with all of its obligations, including the payment of all contributions, the filing of all reports, and the payment or accrual of all expenses for the period between the end of the previous plan year and the Closing Date, with respect to such Contracts, commitments, arrangements and plans. The plans have been maintained in compliance with all applicable laws and regulations. The levels of insurance reserves and accrued liabilities with regard to all such plans are reasonable and are sufficient to provide for all incurred but unreported claims and any retroactive premium adjustments.

     8.21  Employee Benefit Plans.

          (a) The only employee pension benefit plans as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and including all trusts executed in connection therewith, adopted or sponsored or maintained or contributed to by Danube with respect to which or as the result of which Danube has or may have had or may have any liability are the E'Con Mills, Inc. Employee Stock Ownership Plan (the "ESOP") and the Shelter Components Savings Incentive Plan (the "401(k) Plan"). The ESOP and the 401(k)
     Plan are collectively referred to as the "Retirement Plan." The term "Danube" specifically includes for the purposes of this Section 8.21(a) any member of a controlled group with Danube under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code") or any organization to which Danube is a successor or parent corporation within the meaning of Section 4069(b) of ERISA (all of the foregoing collectively referred to as the "Controlled Group"). The Retirement Plan has never been a Multiemployer Plan. as defined in Sections 3(37) or 4001(a)(3) of ERISA and has never been subject to Title IV of ERISA. All participant contributions have been transferred to the Retirement Plan on or before the earliest date described in Department of Labor Regulations Section 2510.3-102(a).

          (b) The 401(k) Plan is a qualified plan under Section 401(a) of the Code, the trust with respect to such plan is exempt from taxation under Section 501(a) of the Code and, in either case, is subject to a favorable determination letter which will be in effect at the Closing Date; and, other than the amendment described in Section 14.2 , all amendments made to the 401(k) Plan prior to the Closing Date have been considered in the determination letter. No action has been taken (or failure to take action has occurred) which would cause such determination letter to be revoked. The determination letter is effective for those provisions required by Tax Reform Act of 1986 at the time such letter was requested. The 401(k) Plan has been administered and operated in accordance with its terms and in a manner so as to preserve such qualification, including those provisions required by all subsequent laws (including the Uniformed Services Employment and Re-employment Rights Act of 1994) whose effective date is prior to the Closing Date.

          (c) Schedule 8.21(c) lists any employee welfare benefit plan within the meaning of Section 3(1) of ERISA maintained or contributed to by Danube during the last five (5) years. With respect to any group health plan subject to COBRA, Danube includes any member of the Controlled Group. "COBRA" means the provisions for the continuation of health care enacted by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended as set forth in Section 4080B of the Code (and any amendments or predecessor or successor provisions) and Sections 601 through 608 of ERISA (and any amendments or predecessor or successor provisions), including any regulations promulgated under the applicable provisions of the Code and ERISA. As of the Closing Date, each of the employee benefit plans set forth in Schedule 8.21(c) and the 401(k) Plan (collectively, the "Employee Benefit Plans") are in material compliance with, and have been administered in material compliance with, the provisions of ERISA and the Code.

          (d) In connection with each Employee Benefit Plan:

               (i) Sellers have provided to Buyer true, complete and correct copies of (A) each Employee Benefit Plan (or, in the case of any unwritten Employee Benefit Plan, a description thereof), (B) each trust agreement, group annuity contract, and any other contract relating to any Employee Benefit Plan, (C) the three (3) most recent Annual Reports (Form 5500) filed for each Employee Benefit Plan for which such a filing is required; and there has been no material change or amendment to any of such documents or filings relating to the Employee Benefit Plans as of the Closing Date other than the amendment described in Section 14.2; (D) the most recent Summary Plan Descriptions and all Summary of Material Modifications prepared subsequent to such Summary Plan Descriptions, and (E) the three (3) most recent Summary Annual Reports prepared and distributed for each Employee Benefit Plan for which such document is required.

               (ii) Neither Danube nor any member of the Controlled Group nor any fiduciary as defined in Section 3(21) of ERISA has taken any action or failed to take any action which would result in any liability to Buyer after the Closing Date with respect to any Employee Benefit Plan; and Buyer is specifically free from any obligation to continue any Employee Benefit Plan after the Closing Date.

               (iii) There is no any contract, plan or commitment, that would require Buyer to create any additional employee benefit plan to provide or designed to provide benefits for any employees of Danube or their dependents or beneficiaries.

               (iv) To the knowledge of Danube, there is no action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the assets of any Employee Benefit Plan (other than routine claims for benefits made in the ordinary course of Employee Benefit Plan administration of which Employee Benefit Plan administrative review procedures have not been exhausted) pending, and to the knowledge of the Danube, threatened or imminent against or with respect to the Employee Benefit Plan, Danube or any other fiduciary (as defined in Section 3(21) of ERISA) of the Employee Benefit Plan (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under the Employee Benefit Plan); and

               (v) Neither Seller nor any other fiduciary (as defined in Section 3(21) of ERISA) has any knowledge of any facts which would give rise to or could give rise to any action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the Employee Benefit Plans.

     8.22 [intentionally omitted]

     8.23 Insurance. Attached hereto as Schedule 8.23 is a summary of Sellers' insurance policies insuring the Assets. All policies are occurrence policies. Sellers maintain general commercial, general liability and product liability coverage for the Business.

     8.24 No Broker or Finder. Sellers have not had discussions with, negotiated with, been represented by, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees to any individual or entity in
connection   with  this  Agreement  or  any  of  the   transactions
contemplated hereby.

     8.25 No Material Omission. To the best knowledge of Sellers after due inquiry, no representation or warranty contained in this Agreement, and no Exhibit, certificate, Schedule, list or other information furnished by or on behalf of Sellers to Buyer in connection herewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     8.26 Environmental and Health and Safety Status. Except for the Environmental Matters or as otherwise set forth in Schedule 8.26, to the knowledge of Sellers:

          (a)There has been no release, threatened release, application, spill, leak, discharge or emission of any Hazardous Material or Other Material (as such terms are hereinafter defined) to the air, surface water, groundwater or soil of the Real Property or Adjacent Property requiring corrective action and which is a violation of, any of the

     Environmental Laws or Health and Safety Laws (as such terms are hereinafter defined).

          (b)Danube, Shelter and the owners of the Adjacent Property have duly complied in all respects with, and the Real Property and Adjacent Property are in compliance with, the Environmental Laws and Health and Safety Laws.

          (c)Neither Sellers nor the owners of the Adjacent Property have any documents or information relating to or disclosing any release, threatened release, application, spill, leak, discharge or emission of any Hazardous Material or Other Material to the air, surface water, groundwater or soil of the Real Property requiring corrective action and which is a violation of any Environmental Law or any Health and Safety Law at the Real Property or the Adjacent Property.

          (d)Danube has provided Buyer with true and accurate information pertaining to the environmental history of the Real Property and the Adjacent Property, for the time period Danube has owned the Real Property and, to Sellers' knowledge, for the time period prior to Danube's or Shelter's ownership.

          (e)Sellers and the owners of the Adjacent Property have been issued or have applied for all Permits, a complete list of which is set forth on Schedule 8.26. To the extent permissible, Sellers shall maintain such Permits for the Real Property, even after the Closing, until Buyer can secure similar Permits in its name, provided that Buyer acts with diligence to secure such Permits promptly.

          (f)There are no facts which, as of the Closing, would constitute a violation of the Environmental Laws or any violation of Health and Safety Laws with respect to the Real Property or the Adjacent Property.

          (g)Sellers have received no complaint, order, directive, claim, citation, notice, information request or investigation by any governmental authority or any other person or entity with respect to any release, threatened release, application, spill, leak, discharge or emission of any Hazardous Material or Other Material to the air, surface water, groundwater or soil of the Real Property requiring corrective action and which is a violation or alleged violation of any Environmental Laws or Health and Safety Laws at the Real Property.

          (h)Non-hazardous solid waste materials have not been disposed of or buried at the Real Property.

          (i)Sellers has previously delivered to Buyer all reports, filings and other correspondence made or filed by Sellers pursuant to all applicable occupational safety and health legislation, regulations and orders since January 1, 1992.



                            ARTICLE IX

        BUYER'S AND DIXIE'S REPRESENTATIONS AND WARRANTIES


     Buyer and Dixie hereby make the following representations and warranties to Danube, each of which shall be continuing, shall be true at the date of execution hereof and on the Closing Date, and shall survive the Closing and the sale of Purchased Assets and other transactions contemplated hereby.

    9.1 Incorporation, Good Standing and Power. Each of Buyer and Dixie is a corporation duly organized, validly existing, and in good standing under the laws of the respective jurisdictions in which they are incorporated, with full power and authority to execute this Agreement and consummate the transactions contemplated hereby. Buyer's and Dixie's Boards of Directors (or authorized Executive Committees thereof ) have properly approved the execution of this Agreement and the consummation of the transactions contemplated hereby and a true and correct copy of the resolutions of Buyer's and Dixie's Directors of Dixie and Buyer authorizing Dixie and Buyer, as applicable, to execute this Agreement and consummate the transactions contemplated hereby, properly certified by the Treasurer and Vice President thereof, respectively, is attached hereto as Exhibit J . Upon execution, this Agreement and all other instruments and documents delivered by Buyer and Dixie shall be valid, legal and binding, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought forth.

     9.2 No Consents. All consents necessary to consummate the transactions contemplated herein shall be obtained prior to or at the Closing and, except as set forth on Schedule 9.2, no consent or approval of, or declaration, filing or registration with, any non-governmental third party or any governmental authority is required to be obtained by Buyer or Dixie (i) in connection with the execution of this Agreement or (ii) for the consummation of the transactions contemplated hereby.

     9.3 Authority. Neither the execution and delivery of this Agreement and the Related Documents, nor the consummation by Buyer and Dixie of the transactions contemplated hereby and thereby and the fulfillment and compliance with the terms and provisions hereof and thereof by Buyer or Dixie, will violate, conflict with or constitute a breach of or default under any of the terms, conditions or provisions of or require any consent pursuant to any law or regulation presently applicable to Buyer or Dixie, their respective articles of incorporation or bylaws, any order of any court, regulatory body or tribunal or any loan, note, bond, mortgage, lease, indenture, license, agreement, or other instrument or obligation to which either Buyer or Dixie is a party or by which any of Buyer's or Dixie's respective properties or assets are bound.

     9.4 No Broker or Finder. Neither Dixie nor Buyer has had discussions with, negotiated with, been represented by, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees to any individual or entity in connection with this Agreement or any of the transactions contemplated hereby.

     9.5 No Material Omission. To the best knowledge of Dixie and Buyer after due inquiry, no representation or warranty contained in this Agreement, and no Exhibit, certificate, Schedule, list or other information furnished by or on behalf of Dixie or Buyer to Sellers in connection herewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


                             ARTICLE X

                           REAL PROPERTY


     10.1 Delivery of Preliminary Information. Sellers have delivered to Buyer copies of the items described in clause (a), (b) and (c) directly relating to the Real Property that are in Sellers' possession or control:

          (a)Surveys. To the extent the same is presently in Sellers' possession, the most recently dated surveys for each parcel of the Real Property;

          (b)Title Policies. The most recently issued title insurance policies presently in Sellers' possession with respect to the title for each parcel of the Real Property as set forth in Schedule 2.1(a); and

          (c)Environmental Reports. All environmental studies, environmental reports, reports of remediation work or repairs relating to the handling and disposal of Hazard Waste or any other records, reports or memoranda relating to environmental issues with regard to the Real Property, and a list of all contractors and agents used by Danube with regard to the same.

     10.2 Title Search; Survey. Buyer shall (i) conduct a title search of the Real Property (the "Initial Title Search") and obtain a commitment or binder for issuance of a title insurance policy issued by the title insurance insurer for each parcel of the Real Property; (ii) cause a local licensed surveyor to prepare an accurate and adequate survey of each parcel of the Real Property; and (iii) provide to Danube within five (5) days thereafter a copy of the survey and title commitment or binder and a letter setting forth all of Buyer's objections to Danube's or Shelter's title to each parcel of the Real Property other than general utility easements, rights of way abutting each parcel of the Real Property, unviolated restrictive covenants that do not affect the value of any parcel of the real property; and applicable zoning and building laws or ordinances provided they do not prohibit the use of each parcel of the Real Property and Improvements thereon for Buyer's intended use and so long as each parcel of the Real Property is in compliance with the same.

After the receipt of such letter, title exceptions not specifically objected to by Buyer and all exceptions as set forth above shall be deemed and referred to as "Permitted Exceptions"; provided, however, Buyer may object to such exceptions to title, other than the Permitted Exceptions, as are discovered after the Initial Title Search as they relate to the Yarntex or Finishing Facility but prior to purchase thereof by Buyer, and Sellers shall have until the closing of such purchase to correct or make arrangements as are reasonably satisfactory to Buyer to correct such defects in title objected to by Buyer. If Sellers are unwilling or unable to correct or make arrangements for such defects on or before the Closing Date, Buyer will have the option to waive such defects or terminate this Agreement without further liability of Sellers to Buyer or Buyer to Sellers.

     10.3 Real Estate Instruments. At the Closing, Sellers shall deliver or cause to be delivered to Buyer the following items (all documents will be duly executed and acknowledged as required) (collectively, "Real Estate Instruments"):

          (a) Warranty Deed. A general warranty deed for each parcel of the Real Property executed by Danube or Shelter, as applicable, conveying to Buyer good and marketable fee simple title to each parcel of the Real Property, free and clear of all liens, restrictions and encumbrances except and subject only to the Permitted Exceptions.

          (b) Owner's Affidavit. An affidavit in the form acceptable to the title insurer certifying that each parcel of the Real Property is free from claims for mechanics', materialmen's and laborers' liens.

          (c) Non-Foreign Affidavit. An affidavit, in the form and substance satisfactory to Buyer, stating Sellers' U.S. Taxpayer's Identification Number, that the Seller and all persons holding beneficial interest in the Real Property are "United States Persons" as defined by Section 1445(f)(3) and
     Section 7701(g) of the Internal Revenue Code of 1986, as amended.

          (d) Closing Affidavit. An affidavit, in form acceptable to Buyer, stating that there are no other parties entitled to possession of any parcel of the Real Property other than Buyer as of the Closing Date.

          (e) Other Documents. Any and all documents and papers solely in conformity with the terms of this Agreement which may be reasonably necessary or requested by Buyer in connection with the consummation of the transactions contemplated by this Agreement, including evidence of authority to execute each deed.

     10.4 Closing Costs For Real Property. Danube shall pay for all state, county, city or other transfer taxes and for the cost of preparation of each deed for each parcel of the Real Property. Buyer shall pay the premiums for the issuance of the owner's title insurance policies, the cost of recording each deed for each parcel of the Real Property and any other instruments under the terms of this Agreement with respect to the Real Property and all costs to obtain the surveys of each parcel of the Real Property.

    10.5 Adjustments and Prorations. General real estate and personal property taxes for the calendar year 1996 and all utility charges and operating expenses of the Real Property incurred through the Closing Date shall be the obligation of Sellers.

     10.6 Environmental Remediation.

         (a) The parties agree that prior to the Closing Date, Buyer, at Sellers' cost and expense, has caused a Phase I environmental audit of the Real Property and the Adjacent Property and a limited Phase II environmental site assessment, copies of which are attached hereto as Exhibit K (the "Environmental Audits"). The parties have agreed on a list of items which will be remediated subsequent to the Closing (the "Environmental List"). Each item on the Environmental List shall be referred to hereafter as an "Environmental Matter". After the Closing Date, Sellers shall, or shall cause E'Con and/or Astro to, commence or continue the remediation of all Environmental Matters on the Environmental List which have not been remediated prior to Closing in accordance with the Plan of Remediation.

          (b) If after the parties have agreed upon the Plan of Remediation, Buyer has been informed by an authorized governmental entity that additional or alternative measures are necessary to effect remediation of the Environmental Matters to thereby render the Real Property or Adjacent Property in minimum compliance with Environmental Laws, then Buyer shall notify Sellers in writing of such fact and propose its recommended course of action ("Recommended Action"). Sellers shall notify Buyer in writing within thirty (30) days of receipt of Buyer's written notice of any disagreement with the Recommended Action, and if the parties are unable to agree upon a mutually satisfactory course of action, then any such disputed matter shall be referred to an environmental lawyer mutually acceptable to the parties. The decision of such environmental lawyer regarding the disputed matters shall be binding upon the parties hereto. The fees and expenses of such environmental lawyer shall be paid by the party against whom the dispute shall have been decided, or, if the dispute is not decided completely in favor of either party, such fees and expenses shall be paid by each party in such proportion as the environmental lawyer shall determine to be fair and equitable. Should Sellers fail to notify Buyer of any disagreement within said thirty (30) day period, then the Recommended Action shall be deemed accepted by Sellers.


                            ARTICLE XI

                       COVENANTS OF SELLERS


Sellers covenant and agree with Buyer as follows:

     11.1 Bulk Sales. Sellers acknowledge noncompliance with any applicable bulk sales or transfer act and agrees to pay all of its creditors as Danube's liabilities thereto accrue and become due and payable to the extent that such liabilities are not expressly assumed by Buyer as provided herein.

     11.2 Termination of Employees. On or prior to the Closing Date, Danube shall terminate the employment of all employees of the Business, except as otherwise provided in Schedule 11.2, so as to make the services of such persons as Buyer elects to employ available to Buyer. Subject to the provisions of Article XIII, Danube shall indemnify and hold Buyer harmless from any and all liabilities costs or expenses (including court costs and reasonable attorneys fees) relating to the termination of Danube's employees except as provided in Section 14.1.

     11.3 Name Change of Danube. Within ten (10) Business Days following the Closing Date, Danube shall file with the Tennessee Secretary of State an amendment to its Certificate of Incorporation and with the Georgia Secretary of State an amendment to its Certificate of Authority changing its name to one dissimilar to any of the names constituting part of the Purchased Assets under
Section 2.1(j).


     11.4 Handling of Other Inventory. Sellers' will provide, at Sellers' expense, such employees at Shelter warehouses as are reasonably necessary for a period of six (6) months following the Closing Date to perform loading, handling and administrative services and shall provide shipping, at its expense, for full truckloads as reasonably requested by Buyer in connection with the disposal of Other Inventory



                            ARTICLE XII

                        COVENANTS OF BUYER


Buyer hereby covenants and agrees as follows:


     12.1 Nondisclosure of Proprietary Information. Other than in connection with the transactions contemplated by this Agreement, Buyer and its agents shall not reproduce, use, or disclose to others any proprietary information of Danube or the Business without the prior written consent of Danube. Nevertheless, Buyer may make such proprietary information available to its Board of Directors, officers, counsel, accountants and other advisors who may use such information as necessary in the performance of their functions in this transaction.


                           ARTICLE XIII

                          INDEMNIFICATION


     13.1 Bulk Transfer Indemnity. Buyer has waived Sellers' compliance with the bulk transfer statutes in force in the jurisdictions in which the Assets are located. As a result, Sellers, jointly and severally, hereby agree to indemnify and hold harmless Buyer against any and all claims, loss, costs or expenses, including reasonable attorneys' fees, which Buyer may sustain as a result of any payment which may be required to be made or any liability of any kind which may be imposed upon Buyer as a result of any claim, loss, cost or expense or reasonable attorneys' fees which may be required of or incurred by Buyer whatsoever arising out of noncompliance with any bulk transfer laws.

    13.2 Mutual Indemnification Obligation. Sellers, jointly and severally, hereby agree to indemnify and hold harmless Buyer and Dixie, and Buyer and Dixie, jointly and severally, hereby agree to indemnify and hold harmless Sellers, against any and all liability, claims, damages, losses, costs or expenses, including reasonable attorneys' fees ("Losses"), relating to (i) any claims by any person for any commissions, broker's or finder's fee relating to this Agreement or the purchase and sale of Assets contemplated herein; and (ii) any breach of, noncompliance with or misrepresentation contained in any representation, warranty or covenant contained herein or in the Related Documents.

     13.3 Sellers' Indemnification Obligations. Sellers hereby agree to defend, indemnify and hold harmless Buyer from and against any and all Losses, which Buyer may sustain as a result of any claims, actions or damages of any nature whatsoever relating to (i) except as otherwise expressly provided in this Agreement, Sellers' operation of the Business or use of the Assets prior to the Closing Date which would impose successor liability upon Buyer as a matter of law (including, but not limited to, product liability claims and contested taxes as referenced in Section2.4, where such contest is resolved against Sellers), (ii) the existence of any lien, encumbrance or security interest at the Closing Date in the Assets,
(iii) the remediation of Environmental Matters pursuant to the Plan of Remediation (iv) any Accounts Payable not accounted for in the Working Capital Adjustment and (v) the termination of any employees by Danube.

     13.4 Buyer's and Dixie's Indemnification Obligations. Buyer and Dixie jointly and severally hereby agree to defend, indemnify, and hold Sellers harmless from and against any and all Losses which Sellers may sustain as a result of any claims, actions or damages of any nature whatsoever relating to (i) Buyer's or its affiliate's operation of the Business or use of the Assets on and after the Closing Date including, but not limited to, any Losses relating to products manufactured, sold, or distributed by Buyer or an affiliate thereof subsequent to the Closing Date (except for and only to the extent of any violation of Section 8.6 by Danube) and all general liability claims arising out of or relating to occurrences of any nature relating to Buyer's or an affiliate's business subsequent to the Closing Date; and (ii) the failure of Buyer or any affiliate to pay, perform, and discharge when due and owing any of the Assumed Liabilities and (iii) Buyer's or an affiliate's contribution to or exacerbation of any Environmental Matter.

     13.5 Inventory and Product Warranty Indemnity.

          (a)Sellers hereby agree to defend, indemnify and hold harmless Buyer from and against any and all Losses (including, but not limited to out-of-pocket shipping costs, handling and labor costs incurred in the removal and replacement or reinstallation of products subject to product warranty claims excluding Buyer or Dixie employee inspection costs and any other costs for Dixie/Buyer personnel), which Buyer may sustain as a result of any claims, actions or damages of any nature whatsoever relating to (i) product warranty claims in respect of goods manufactured and sold by Danube, (ii) product warranty claims in respect of goods sold by Buyer which are made up of Inventory which has been classified as of Closing as First Inventory to the extent such claim results from a defect in the First Inventory or because such items should have been classified as Other

     Inventory and (iii) any misclassification of Inventory whether discovered prior to or subsequent to shipping; provided that Buyer exercises reasonable care in inspecting prior to shipment, but in no event will Buyer be required to unroll carpet in exercising such care. Sellers may request that independent consultants, at Sellers' expense, assist Buyer in resolving product warranty claims, and Buyer shall in good faith consider the advice of such consultants in resolving such claims.

          (b) Buyer shall provide Shelter with bi-weekly reports which shall outline with reasonable particularity the nature and amount of (i) all product warranty claims involving products comprised of First Inventory which Buyer has decided to honor in accordance with the standard procedures used by Buyer in regard to product warranty claims against Buyer and
     (ii) all claims Buyer has as a result of a misclassification of Inventory. Sellers shall have thirty (30) days from receipt of the such report to notify Buyer of Sellers' objection to the nature or amount of any particular item in such report, specifying the grounds for such objection; provided, however, that if (i) aggregate claims since the delivery of the latest report exceed $30,000 or (ii) a group of claims having a common or related basis exceed $5000 in the aggregate, then in either event, Buyer shall provide Shelter with daily information with respect to claims until the ensuing report date. If no such notice of objection is given by the Seller within thirty (30) days as set forth above, Buyer shall be entitled to immediate indemnification hereunder. If objection is given within thirty (30) days as set forth above, any claims included in such report which are not disputed shall, subject to the provisions of Section 13.6 hereof be paid over within five (5) Business Days. With respect to disputed items, the parties shall negotiate in good faith to resolve, such items and in the event such items are not resolved within thirty (30) days following delivery to Buyer of Sellers' notice of objection as provided above, then the dispute may be resolved by arbitration in accordance with Section 15.4. The parties to any such arbitration shall be entitled to indemnification for its reasonable attorneys' fees and filing fees to the extent such indemnification is awarded by the arbitrator or arbitrators. Notwithstanding anything contained herein to the contrary, Sellers shall not be required to indemnify buyer for any product warranty claims unless such claims have been made by customers prior to June 1, 1998 and Buyer has made a claim against Sellers for indemnification prior to August 1, 1998.

     13.6 Limitation .Notwithstanding anything contained herein to the contrary, Sellers shall not be required to indemnify Buyer pursuant to this Section 13 for any breach of or noncompliance with any representation, warranty or covenant made herein or for any goods sold by Sellers prior to Closing until the aggregate amount of all Losses exceeds Seventy-Five Thousand Dollars ($75,000) in which event the entire aggregate amount and all amounts thereafter shall be paid by Sellers; provided, however, that such limitation shall not apply to Losses resulting from mistakes in categorizing Inventory, the termination of any employees by Danube, the remediation of Environmental Matters, product liability tort actions or any Loss resulting from a breach of Section 8.26.

     13.7 Buyer's Third Party Claims; Notice of Claims.

          (a)Immediately upon receipt by Buyer of any claim against it (other than by Sellers) as described in Sections 13.1, 13.2, 13.3 or 13.5 above (the "Buyer's Third Party Claims"), it shall advise Sellers in writing of such claim and provide a copy of the complaint or other document or documents asserting the claim, and within thirty (30) days of receipt of such notice, Sellers shall (i) pay the same or (ii) notify Buyer in a writing executed by Sellers that it disputes such claim and intends to defend against it, and thereafter so defend and pay, any adverse final judgment or award of settlement amount in regard thereto. During such thirty (30) day period, Buyer, after consultation with Sellers, may take any reasonable action with respect to said claim which is necessary to protect against further damage or default. The cost of such defense shall be borne by Sellers. If Sellers fail to take action within thirty (30) days as set forth above, then Buyer shall have the right to pay, compromise or defend any such Buyer's Third Party Claims; provided that Buyer has delivered a notice to Sellers of its intention to take such action at least five (5) days prior to taking such action, in which event Sellers shall promptly pay or reimburse Buyer in respect of any amount of payment plus costs of defense incurred by Buyer hereunder. Buyer and Sellers shall cooperate with each other in the defense of any Buyer's Third Party Claims brought hereunder.

          (b)With respect to any matter under Sections 13.1,  13.2,
     13.3 or 13.5 above other than Buyer's Third Party Claims, Buyer shall give written notice to Sellers outlining with reasonable particularity the nature and amount of such claim. Sellers shall have thirty (30) days from receipt of Buyer's notice of such claim to notify Buyer of Sellers' objection to the nature or amount of the proposed claim for indemnification, specifying the grounds for such objection. If no such notice of objection is given by the Seller within thirty (30) days as set forth above, Buyer shall be entitled to immediate indemnification hereunder. If objection is given within thirty (30) days as set forth above, the dispute may be resolved by arbitration in accordance with Section or by agreement between the parties. The parties to any such arbitration shall be entitled to indemnification for its reasonable attorneys' fees and filing fees to the extent such indemnification is awarded by the arbitrator or arbitrators.

     13.8 Sellers' Third Party Claims; Notice of Claims.

          (a)Immediately upon receipt by any of Sellers of any claim against it (other than by Buyer) as described in Sections 13.2 and 13.4 above (the "Sellers' Third Party Claims"), Sellers shall advise Buyer in writing of such claim, and provide a copy of the complaint or other document or documents asserting the claim and within thirty (30) days of receipt  of  such  notice Buyer shall  (i)  pay  the  same  or
     (ii) notify such Sellers in a writing executed by Buyer that it disputes such claim and intends to defend against it, and thereafter so defend and pay, any adverse final judgment or award of settlement amount in regard thereto. During such thirty (30) day period, the affected Seller, after consultation with Buyer, may take any action with respect to said claim which is necessary to protect against further damage or default. The cost of such defense shall be borne by Buyer. If Buyer fails to take action within thirty (30) days as set forth above, then the Seller shall have the right to pay, compromise or defend any such Sellers' Third Party Claims; provided that the affected Seller has delivered a notice to Buyer of its intention to take such action at least five (5) days prior to taking such action. Buyer shall promptly pay or reimburse the affected Seller in respect of any amount of payment plus costs of defense incurred by the Seller hereunder. Buyer and the affected Seller shall cooperate with each other in the defense of any Sellers' Third Party Claims brought hereunder.

          (b)With  respect  to any matter under Sections  13.2  and
     13.4 above other than Sellers' Third Party Claims, the affected Seller shall give written notice to Buyer outlining with reasonable particularity the nature and amount of such claim. Buyer shall have thirty (30) days from receipt of Sellers' notice of such claim to notify the Seller of Buyer's objection to the nature or amount of the proposed claim for indemnification, specifying the ground for such objection. If no such notice of objection is given by Buyer within thirty
     (30) days as set forth above, the Seller shall be entitled to immediate indemnification hereunder. If objection is given within thirty (30) days as set forth above, the dispute may be resolved by arbitration or by agreement between the parties. The parties to any such arbitration shall be entitled to indemnification for its reasonable attorneys' fees and filing fees to the extent such indemnification is awarded by the arbitrator or arbitrators.


                            ARTICLE XIV

                   OTHER POST-CLOSING COVENANTS


     14.1 Danube's Employees.

          (a)After the Closing, with respect to the employment by Buyer of any employees no longer on Danube's payroll and selected Shelter employees primarily performing services for Danube in connection with the operation of the Business (the "Employees"). Buyer will make such employment decisions in its sole discretion on an individual basis. Any Employees hired by Buyer will receive employee welfare and retirement benefits similar to those currently provided to similarly situated employees of Buyer.

          (b)Subject to the provisions of Article XIII, Sellers shall be responsible for and shall hold Buyer harmless with respect to all claims (including the costs of defense thereof) asserted against Buyer pursuant to the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101-09 or similar state, local or foreign country laws or regulations (collectively, "WARN Laws") by Employees of Danube who Buyer does not hire and place on its payroll immediately following the Closing; provided, however, that Buyer and Dixie shall indemnify Sellers for any Loss it may incur under WARN Laws solely as a result of action or inaction by Sellers in reliance on information regarding Buyer's post closing intentions as provided to Danube by Buyer or Dixie.

          (c)In addition to any liability which Danube may have under WARN Laws, Sellers shall be responsible for all other obligations and severance costs, if any, required or committed by Danube to be paid to Employees arising out of their employment by Sellers or the termination thereof. Buyer shall be responsible for all obligations and costs, if any, required to be paid to Employees arising out of their employment by Buyer or an affiliate of Buyer or the termination thereof or the hiring practices of Buyer or any affiliate thereof.

     14.2 Employee Benefit Plans. The Sellers and the Buyer agree that Buyer is not acquiring or succeeding to any obligations with respect to the Employee Benefit Plans and that the Buyer is not intended to be and is not a successor employer to Sellers for any purposes, including with respect to COBRA, and that no benefit plan sponsored or maintained by the Buyer is intended to be and no such benefit plan shall be a successor plan to any of Sellers' Employee Benefit Plans. Sellers agree that they will comply with COBRA after the Closing with respect to all qualified beneficiaries who had a qualifying event as of or prior to the Closing. Buyer agrees to waive for any Retained Employee (as defined in Section 14.2) to the extent such employee's medical coverage is provided by an HMO any condition which would have been considered a pre-existing condition and thereby otherwise excluded from coverage by Buyer's medical plan. Sellers will provide the certification described in Sections 9801 et seq of the Code to the extent required by law for all employees of the Seller on the Closing Date. Sellers agree to indemnify and hold harmless the Buyer against and in respect of all claims, losses, costs or expenses including reasonable attorneys' fees, which the Buyer may sustain as a result of any claims, actions or damages of any nature whatsoever relating to a breach of, noncompliance with or misrepresentation contained in any representation and warranty contained in Section 8.21 or covenant of the Sellers contained in this Section 14.2.

401(k) Plan. At the Closing Date, the Buyer shall furnish the Sellers with a list of those employees whom the Buyer will employ after the Closing Date (the "Retained Employees"). The Sellers will amend the 401(k) Plan before the Closing Date to provide that the sale of the assets of contemplated in this Agreement and the transfer of Retained Employees to the Buyer does not constitute a termination of employment permitting a distribution or requiring a repayment of a loan with respect to a Retained Employee. Sellers agree that no distribution will be made to any Retained Employee from the 401(k) Plan unless such distribution is permitted by the Plan and by the Code either for hardship or after the Retained Employee reaches age 59 1/2 or unless as to such Retained Employee, the Buyer has informed the Sellers in writing that such Retained Employee is no longer employed by the Buyer or by any member of a controlled group with the Buyer under Section 414(b),(c),(m) or (o) of the Code or any organization to which Buyer is a successor or parent corporation within the meaning of Section 4069(b) of ERISA, which written notice shall be given within five (5) days after such Retained Employee is no longer so employed. In the event that the 401(k) Plan is terminated, Sellers will, upon the written request of the Buyer, and, regardless of whether the 401(k) Plan is terminated after thirty (3) days' written notice (which notice may be given prior to December 31, 1997) at any time on or after December 31, 1997, Seller may transfer all accounts of the Retained Employees who are still employed at the time of such transfer by Buyer to any plan of Buyer's specified by Buyer in a trustee-to-trustee transfer and Buyer will cause such plan to accept such transfer.

Notwithstanding the preceding sentence, Buyer shall not be required to accept any trustee-to -trustee transfer from the 401(k) Plan unless all rollovers or other transfers from the ESOP to the 401(k) Plan were made at a time when the ESOP was s a qualified plan under Section 401(a) of the Code, the trust with respect to ESOP was exempt from taxation under Section 501(a) of the Code and, in either case, was subject to a favorable determination letter; and there were no benefits, rights or features that were required to be protected Section 411(d)(6) of the Code that would have modified any provision of the 401(k) Plan. No further transfers will be permitted from ESOP to the 401(k) Plan without the written approval of the Buyer.

     14.3 Delivery of Mail, Etc. Sellers will deliver promptly to Buyer any mail, documents or instruments received by a Seller after the Closing Date pertaining to the post-Closing Date operations of Buyer and Buyer will promptly deliver to Sellers any mail, documents or instruments received by it after the Closing Date pertaining to the pre-Closing Date operations of Sellers.

     14.4 Certain Assets of Sellers. Sellers agree that if, following the Closing, the parties identify any assets of Shelter used primarily in connection with the Business which are not listed on Schedule 2.2(g) hereto (are then the Excluded Assets) which exceed $50,000 in value in the aggregate, Sellers will take such action as is necessary to transfer title to such assets to Buyer without adjustment to the Purchase Price.

     14.5 Access to Records. The parties agree to maintain all records relating to the Business in accordance with their existing records retention policies and procedures (including, in the case of Sellers, retention of such records as if the Business were an on-going operation of Sellers) and to make such records available for inspection or copying by the other parties hereto (or their attorneys, accountants, consultants or agents) on reasonable notice and during normal business hours. In any event, Buyer shall maintain personnel records for at least three (3) years following the Closing Date.

     14.6 Certain Employee Matters. Sellers and Buyer shall cooperate with one another following the Closing in order to achieve a smooth transition with respect to employment and payroll matters.

     14.7  Motor  Vehicles.   Sellers  agree  to  cause  the  Motor
Vehicles designated by Buyers to be delivered to Buyers immediately following the Closing.

     14.8 Confidentiality. Sellers agree that the obligations imposed upon them pursuant to the letter agreement dated October 28, 1996 between them and Buyer shall survive the Closing and remain in full force and effect thereafter. In addition, Sellers agree that all nonpublic or proprietary information, and all information that constitutes trade secrets pertaining to the Business, the Assets and the terms and conditions of this Agreement unless the information sought to be disclosed or used (i) is publicly known as of the date hereof or becomes publicly known through no fault of the Seller or its or Danube's employees or former employees or (ii) is lawfully received by any party from a third party not bound in a confidential relationship to any party whose confidential information is to be protected hereunder (the "Confidential Information") shall be deemed confidential and shall be kept by them in strict confidence. Sellers will not, without the prior written consent of Buyer, except as required by law, release or disclose any Confidential Information. In the event that any of Sellers receives a request to disclose all or part of the Confidential Information (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any information or formal investigation by any government or governmental agency or authority or otherwise) such Seller will (a) immediately notify Buyer of the existence, terms and circumstances surrounding such request, (b) consult with Buyer on the advisability of taking legally available steps to resist or narrow such request and (c) if disclosure of such information is required, furnish only that portion of the Confidential Information which, in the written opinion of such Sellers' counsel, such Seller is legally compelled to disclose, and to cooperate with any action by Buyer to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed
Confidential Information which Buyer so designates. The foregoing notwithstanding, Sellers may disclose the existence of this Agreement, the Purchase Price for the Assets and the terms and conditions of this Agreement to its attorneys, advisors and consultants or as required to be disclosed pursuant to applicable federal and state securities and tax laws.

       14.9 Audited Financial Statements. Sellers shall provide to Buyer within sixty (60) days following the Closing Date, such audited financial statements as are required by the Securities and Exchange Commission to be included in any Form 8-K Current Report filed in respect of the consummation of the transactions contemplated hereby.

    14.10 Access to Danube Corporate Office.Buyer hereby grants to Sellers the right to obtain access to the Facility comprising Danube's pre-Closing corporate offices during the sixty (60) day period beginning on the Closing Date and (subject to the sale of such Facility), if necessary, for an additional thirty (30) day period thereafter, for the purpose of winding up its Business and performing other administrative activities. Sellers shall be responsible for the payment of utilities used by Sellers. Sellers shall not alter or damage such office space and shall indemnify and hold Buyer harmless from all damages, costs and claims resulting from Sellers' use of that office space.

     14.11 Rebates and Discounts on Open Orders.Sellers shall be responsible for, and indemnify Buyer in respect of, any Shelter (and not Danube) rebates, discounts or other price adjustments applicable to any open orders assumed and filled by Buyer pursuant to Section 6.1 (a)(iii).

                            ARTICLE XV

                           MISCELLANEOUS


     15.1 Risk Of Loss. The risk of loss or damage to the Pur chased Assets from fire, storm, act of God or other casualty shall be borne by Sellers through the Closing Date.

     15.2 Simultaneous Closing. All transactions at Closing including execution of Related Documents shall be deemed to take place simultaneously and none shall be deemed to take place until all shall have taken place.

    15.3 Survival of Representations and Warranties. The representations and warranties in this Agreement, in any Related Document or in any exhibit, list, instrument or document delivered in connection herewith or therewith shall survive the Closing for a period of eighteen (18) months thereafter; provided, however, that
(a) representations, warranties and covenants with respect to tort product liability matters shall survive the Closing for the applicable statutory period of limitations and (b) representations and warranties with respect to title to the Assets and with respect to Environmental Matters shall survive the Closing for five (5) years. Notwithstanding anything contained herein to the contrary, any covenant, agreement, representation or warranty in respect of which indemnity may be sought pursuant to this Agreement, shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if, prior to such time, written notice of a good faith claim, breach or inaccuracy thereof giving rise to such indemnity shall have been given to the other party specifying in reasonable detail the factual basis thereof and referencing the provision of this Agreement pursuant to which the claim is being asserted.

     15.4 Arbitration. Except as otherwise provided herein, any controversy, dispute or question arising out of, or in connection with, or in relation to this Agreement or its interpretation, performance or non-performance or any breach thereof shall be determined by arbitration conducted in Chattanooga, Tennessee in accordance with the then existing rules of The American Arbitration Association and any decision rendered by The American Arbitration Association shall be binding upon the parties hereto. Any judgment upon any award, which may include an award of damages, may be entered in the highest State or Federal court having jurisdiction thereof. The expense of arbitration shall be borne equally by the parties involved.

       15.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     15.6 Notices. Any and all notices, certificates, demands or other communications permitted or required to be made under this Agreement shall be in writing signed by the party giving such notice or demand, and delivered personally, or sent by
(i) facsimile transmission, (ii) recognized overnight delivery service or (iii) registered or certified mail to the other party at the address set forth below, or at such other address as may be supplied in writing pursuant to the terms of this section. The recipient of such notice shall be deemed to have received the notice (i) on the date of delivery or the date of transmission if the notice was personally delivered or sent by facsimile transmission on a Business Day (or if not a Business Day then the next Business Day), (ii) on the Business Day after dispatch if the notice was sent by recognized overnight delivery service or
(iii) five (5) days after dispatch if sent by registered or certified mail. The rejection or inability to deliver because of a change of address of which no notice has been given shall not effect the validity of any notice or demand sent in accordance with the provisions hereof. For purposes of this Agreement, notices shall be addressed as follows:

     If to Buyer at:

          Carriage Industries, Inc.
          c/o Dixie Yarns, Inc.
          1100 South Watkins Street
          Chattanooga, Tennessee 37404
          Attention:  William N. Fry
          Facsimile No.:  (423) 493-7442

     with a required copy to:

          Witt, Gaither & Whitaker, P.C.
          1100 SunTrust Bank Bldg.
          Chattanooga, Tennessee  37402
          Attention: Ralph M. Killebrew, Jr., Esq.
          Facsimile No: (423)  266-4138

     If to Sellers at:

          Shelter Components Corporation
          2831 Dexter Drive
          Elkhart, IN  46514
          Attention: Mark Neilson
          Facsimile No: (219) 262-2213

     with a required copy to:

          Shelter Components Corporation
          2831 Dexter Drive
          Elkhart, IN  46514
          Attention:  General Counsel
          Facsimile No: (219) 262-1973

     15.7 Entire Agreement, Modification. This instrument contains the entire agreement of the parties with respect to the subject matter hereof; all previous agreements and discussions relating to the same or similar subject matter being merged herein. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof except as specifically set forth herein. Each of the parties hereto acknowledges that it has relied on its own judgment in entering into this Agreement. This Agreement may not be changed, amended, or modified including specifically the provisions of this paragraph, except by a writing signed by both parties hereto. The provisions of this paragraph may not be changed, amended, modified, terminated, or waived as a result of any failure to enforce any provision or the waiver of any specific breach or breaches thereof or any course of conduct of the parties.

     15.8 Assignment. This Agreement and the rights, obligations and duties of the parties hereto shall not be assignable or otherwise transferable to any party other than to a related party of Buyer.

     15.9 Binding Effect and Benefit. This Agreement shall inure to the benefit of, and shall be binding upon, the parties, their heirs, executors and administrators, successors and permitted assigns.

     15.10 Further Assurances. Danube shall on the Closing Date, and from time to time thereafter promptly at Buyer's request and without further consideration, execute and deliver to Buyer such instruments of transfer, conveyance and assignment as Buyer shall reasonably request to transfer, convey and assign more effectively the Purchased Assets to Buyer.

     15.11 Partial Invalidation. If any portion of this Agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions contained herein. In such event, this Agreement shall be construed and interpreted as if such invalid, illegal or unenforceable terms were limited to the minimum extent whereby such terms would be valid, legal and enforceable. If such limitation is not possible, this Agreement shall be construed and interpreted as if such invalid, illegal or unenforceable terms were severed and not included herein.

     15.12  Waiver.   No  waiver of a breach or  violation  of  any
provision of this Agreement shall operate or be construed as a waiver of any subsequent breach.

     15.13 Exhibits and Schedules. All Exhibits, Schedules and documents referred to in this Agreement shall be deemed to be incorporated herein by any reference thereto as if fully set out, yet no matter disclosed in one Schedule or Exhibit shall be deemed disclosed in another Schedule or Exhibit in the absence of an express cross-reference.

     15.14 No Third Party Beneficiaries. This Agreement shall not create any rights for the benefit of any third party.

     15.15  Governing Law.    This Agreement shall  be  interpreted
and construed in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year aforesaid.


SELLERS:

DANUBE CARPET MILLS, INC.

By:___________________________


SHELTER COMPONENTS CORPORATION


By:___________________________



BUYER:

CARRIAGE INDUSTRIES, INC.


By:____________________________


DIXIE:

DIXIE YARNS, INC.


By:______________________________

                       ASSET PURCHASE AGREEMENT
                            BY AND AMONG
                DANUBE CARPET MILLS, INC. ("DANUBE")
            SHELTER COMPONENTS CORPORATION ("SHELTER")
             CARRIAGE INDUSTRIES, INC. ("CARRIAGE")
                AND DIXIE YARNS, INC. ("DIXIE")


Schedule 1.1                  Other Inventory
Schedule 2.1(a)               Parcels of Land
Schedule 2.1(b)               Leases (real property)
Schedule 2.1(f)               Motor Vehicles
Schedule 2.1(g)               Fixed Assets
Schedule 2.1(h)               Customers
Schedule 2.1(j)(i)            Tradenames and Trademarks
Schedule 2.1(j)(iii)          Rights
Schedule 2.1(l)               Contracts
Schedule 2.1(o)               Telephone Numbers, Etc.
Schedule 2.1(q)               Shelter Assets
Schedule 2.2                  Other Excluded Assets
Schedule 3.1                  Payment of Purchase Price
Schedule 4.3                  Inventory Cost Method
Schedule 6.1(a)               Assumed Liabilities
Schedule 8.5                  Authority
Schedule 8.6                  Consigned Stock Locations
Schedule 8.7                  Sales Analysis
Schedule 8.9                  Consents
Schedule 8.11                 Absence of Change
Schedule 8.13                 Suppliers and Customers
Schedule 8.14                 Contracts
Schedule 8.15                 Change in Business
Schedule 8.17(c)              Yarntex Permits
Schedule 8.17(d)              Notice of Violations
Schedule 8.18                 Litigation
Schedule 8.20                 Employee Contracts, etc.
Schedule 8.21(c)              Welfare Plans
Schedule 8.23                 Insurance
Schedule 8.26                 Environmental, Health and Safety
Schedule 9.2                  Consents
Schedule 11.2                 Termination of Employees


Exhibit A                     Adjacent Property
Exhibit B                     Danube Financial Statements
Exhibit C                     Environmental List
Exhibit D                     Information Package
Exhibit E                     Assignment and Assumption Agreement
Exhibit F                     Yarntex Lease
Exhibit G                     Ft. Oglethorpe Lease
Exhibit H                     Finishing Lease
Exhibit I                     Assignment of Option
Exhibit J                     Corporate Resolutions
Exhibit K                     Environmental Audits

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                                                          Exhibit 99.1

CONTACT:
Mark C. Neilson, CFO
Phone: 800-571-6929
Fax:  219-262-2213
Internet:
  http://iw.zacks.com/firm/SST_cvr.htm

                               NEWS
                              RELEASE


                  SHELTER COMPONENTS CORPORATION
                          January 2, 1997

                  SHELTER COMPONENTS CORPORATION
            COMPLETES THE SALE OF ITS CARPET OPERATIONS

     Elkhart, IN, January 2, 1997,--Shelter Components Corporation (SST-AMEX) announced today that it completed the sale of the net assets and operations of its carpet manufacturing subsidiary, Danube Carpet Mills, Inc. of Fort Oglethorpe, GA to Dixie Yarns, Inc. (NASDAQ:DXYN) of Chattanooga, Tennessee effective December 31, 1996. Danube's 1996 revenues represent approximately $75 million (15%) of Shelter's consolidated net sales, which are anticipated to surpass $500 million in calendar year 1996.

The selling price, (subject to certain adjustments) was approximately $25 million, consisting of $18.2 million in cash, $4.4 million in accounts receivable retained by Shelter and $2.4 million deferred for certain real estate not yet conveyed to Dixie. The Company indicated that it had not yet reached a decision on the re-investment of the net proceeds from the sale. The Company anticipates reporting a gain on the sale of the carpet operations in its fourth quarter results which are schedfuled to be realeased in late January.

Proforma results of the Company, excluding Danube Carpet Mills,
Inc., will be available when the Company files its Form 8-K with the SEC in January.

Shelter Components Corporation, operating through its various subsidiaries, is a nationwide distributor of hardware, fasteners, building products, vinyl windows, floor coverings, plumbing, electrical products, and decorative wallboard used principally in the production of manufactured housing, modular housing, and recreational vehicles. The Company also thermoforms plastic bath products in Michigan and Texas, and laminates decorative wallboard in Indiana, Georgia, Tennessee and Texas.

                                                          Exhibit 99.2

CONTACT:
Mark C. Neilson, CFO
Phone: 800-571-6929
Fax:  219-262-2213
Internet:
  http://iw.zacks.com/firm/SST_cvr.htm

                               NEWS
                              RELEASE

                  SHELTER COMPONENTS CORPORATION
                          January 9, 1997

                  SHELTER COMPONENTS CORPORATION
                   APPOINTS RAY STULTS PRESIDENT

Elkhart, Indiana, January 9, 1997 - G. Ray Stults has been named President of Shelter Components Corporation effective immediately, according to Larry D. Renbarger, Chief Executive Officer. As President of Shelter Components Corporation, Mr. Stults will assume full responsibility for all the day-to-day operations of the Company. All operating divisions and all resource operations will report to Mr. Stults, who will also continue to be the Chief Operating Officer.

Mr. Renbarger, the former President of Shelter will retain the title and responsibilities of Chief Executive Officer.

Shelter Components Corporation through its operating companies, manufactures and distributes a broad array of products primarily to the manufactured housing, modular housing and recreational vehicle industries nationally.

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